EXHIBIT 10.42

THIS INDENTURE made this 26th day of June, 2002

BETWEEN:

KANATA RESEARCH PARK CORPORATION

(Hereinafter called the “Landlord”)

OF THE FIRST PART

AND:	COLEY PHARMACEUTICAL GROUP LTD.

(Hereinafter called the “Tenant”)

OF THE SECOND PART

AND:	COLEY PHARMACEUTICAL GROUP INC.

(Hereinafter called the “Indemnitor”)

OF THE THIRD PART

WITNESSETH that in consideration of the rents, covenants, conditions and agreements herein contained, the Landlord and the Tenant covenant and agree as follows:

1.00	LEASED PREMISES

The Landlord hereby leases to the Tenant all those premises consisting of approximately 25,913 rentable square feet of space on part of the first floor and part of the second floor (herein called the “Leased Premises”) of the building known municipally as 340 Terry Fox Drive (herein called the “Building”) in the City of Ottawa (formerly Kanata) which said building is erected on the lands (herein called the “Lands”) described in Schedule “A” annexed hereto. The rentable area of the Leased Premises shall be increased by the amount of rentable area used by the Tenant in the Building other than in the Leased Premises for any special HVAC, ducting, exhaust equipment or other thing serving the Leased Premises (the “Additional Rentable Area”). The Leased Premises are more particularly outlined on the floor plan annexed hereto and marked Schedule “B”. The parties acknowledge that the foregoing calculation of the area of the Leased Premises and Building has been estimated only and that the actual area of the Leased Premises and Building shall be subject to certification by the Landlord’s architect. On or before the date so stipulated for possession of the Leased Premises, or within a reasonable time thereafter, the Landlord shall provide a letter or certificate of measurement from the Landlord’s architect verifying the square footage of the Leased Premises, the Additional Rentable Area and Building in accordance with ANSI BOMA Z65.1-1996. The areas established in the certificate shall be final and binding upon the parties. As represented by Landlord, the Building has an approximate rentable area of Sixty-Seven Thousand Four Hundred Twenty-Eight (67,428) square feet, which may change from time to time as a result of alterations, modifications, deletions or additions made by the Landlord from time to time at which time a new certificate will be issued by the Landlord’s architect and it will be binding on the parties. The Leased Premises shall be delivered to Tenant on an “as is and seen” basis observed on the date of signature by the Tenant of this Lease, including existing leasehold improvements, fixtures and all existing mechanical and electrical improvements. Furthermore, the Leased Premises shall be free and clear of any items of furniture, chattels and other personal property of the previous tenant and shall be in a broom-clean condition.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.01	ADDITIONAL DEFINITIONS

For the purposes of this Lease and any additions or amendments thereto:

(a)	“Improvements” means all improvements located on the Lands, including the Building, the parking lot or structure servicing the Building and other facilities and physical structures which are for the exclusive use of occupants of the Building;

(b)	“Common Areas” means at any time those portions of the Lands and Building not leased or designated for lease to tenants but provided to be used in common by (or by the sublessees, agents, employees, customers or licensees of) the Landlord, Tenant and other tenants of the Building, whether or not they are open to general public and shall include any fixtures, chattels, systems, decor, signs, facilities or landscaping contained in those areas or maintained or used in connection with them, and shall be deemed to include the city sidewalks adjacent to the Lands and any pedestrian walkway system (either above or below ground), park, or other public facility in respect of which the Landlord is from time to time subject to obligations arising from the Lands and Building.

(c)	“Tenant’s Proportionate Share” means Thirty Eight decimal Forty Three percent (38.43%) provided the said percentage may be varied based on the actual area of the Leased Premises and Building as certified by the Landlord.

2.00	TERM

To have and to hold the Leased Premises for and during the term, (hereinafter called the “Term”) of Ten (10) years to be computed from the 15th day of September, 2002 and from thenceforth next ensuing and fully to be completed and ended on the 14th day of September, 2012.

2.01	INABILITY TO GIVE OCCUPANCY

It is hereby agreed that if the Landlord is unable to deliver vacant possession of the Leased Premises on July 1, 2002 by reason of the any previous tenant or occupant overholding (but not by reason of circumstances beyond the Landlord’s control or by reason of the failure of the Tenant to complete Tenant’s Work herein or by reason of the Tenant failing on or before the date occurring eight (8) weeks prior to the commencement of the Term herein to supply all necessary approvals and specifications which the Landlord requires in order to complete the Landlord’s Work herein,) the Landlord shall diligently exercise all of its rights to obtain completion and vacant possession of the Leased Premises and the rent payable hereunder shall abate at a rental per day equal to 1/365th of the Annual Rent and Additional Rent payable until such completion or vacant possession is obtained but the Landlord shall not be liable to the Tenant for damages of any nature whatsoever and this Lease shall continue in full force and effect subject only to the abatement of rent as aforesaid. Notwithstanding the foregoing, should the Landlord be unable to deliver vacant possession of the Leased Premises within Thirty (30) days following July 1, 2002, then this Lease shall become null and void and of no further effect. Tenant’s deposit shall be returned to the Tenant without interest or deduction.

2.02	EARLY OCCUPANCY

The Tenant shall be entitled to occupy the Leased Premises from July 15th, 2002 to September 14th, 2002 (the “Occupancy Period”) solely for the purpose of doing the Tenant’s Work and the Tenant shall not be required to pay Annual Rent or Additional Rent for the Occupancy Period. If the Tenant occupies the Leased Premises for purposes other than doing the Tenant’s Work during the Occupancy Period, then during the period up to the date of commencement the Tenant shall be a tenant of the Landlord subject to all the covenants, conditions and agreements set out in this Lease and at a rental per day equal to 1/365th of the Additional Rent and if not occupying the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

entire Leased Premises, based upon the actual square footage occupied as determined by the Landlord’s architect and such rental shall be paid on or before the commencement of the Term.

2.03	OVERHOLDING

If the Tenant shall continue to occupy the Leased Premises after the expiration of this Lease with or without the consent of the Landlord and without any further written agreement, the Tenant shall be a monthly tenant at a rent equivalent to 150% of the Monthly Rent and Additional Rent hereby reserved and subject to all the terms and conditions herein set out except as to length of tenancy.

3.00	RENT - Basic Rent

In each year during the Term of this Lease the Tenant covenants and agrees to pay without any set-off or deduction whatsoever, to the Landlord, as rent for the Leased Premises and the Additional Rentable Area, and for the non-exclusive use of the Common Areas of the Building (which common area allocation shall be 9.8%, subject to verification by the Landlord’s architect based upon the final areas of the Leased Premises and the Additional Rentable Area and Building), the following:

Year	Rental Rate Per Sq. Foot Per Annum	For Leased Premises*	For Common Area*	Total Per Annum*
1-10	13.00	$306,802.36	$30,066.63	$336,869.00

herein called “Annual Rent”. The Annual Rent will be adjusted proportionately for any lease year which is other than twelve months.

*	as calculated excludes rent payable for Additional Rentable Area

The Landlord acknowledges and agrees that the Tenant shall not be required to pay Annual Rent for a period commencing September 15th, 2002 and ending October 14th, 2002 (“Free Rent Period”). The Tenant shall for that period be bound by all provisions of the Lease saving those requiring payment of Annual Rent.

3.01	MONTHLY RENTAL

The Annual Rent shall be payable in equal monthly installments of Twenty Eight Thousand, Seventy Two Dollars and Forty One Cents ($28,072.41) (hereinafter called the “Monthly Rent”) in advance on the first day of each calendar month during the Term. If the Term commences on any day other than the first (1st) or ends on any day other than the last of a calendar month, rent for the fraction of a month at the commencement and at the end of the Term shall be prorated at a rate per day equal to 1/365th of the Annual Rent payable. The Annual Rent and the Monthly Rent may be varied based on the actual area of the Leased Premises, the Additional Leased Premises and Building as certified by the Landlord.

3.02	ADDITIONAL RENT

The Tenant covenants to pay as additional rent all sums to be paid to the Landlord hereunder including, without limiting the generality of the foregoing, all tax on the Tenant’s leasehold improvements, Goods and Services Tax and the Tenant’s Proportionate Share of the Tax, Capital Tax, Landlord’s Business Tax and Operating Costs (herein called “Additional Rent”). Landlord warrants that all charges to Tenant for goods and services controlled by Landlord and for which Tenant has no choice other than to acquire same through Landlord shall be reasonable and competitive.

3.03	ESTIMATED ADDITIONAL RENTALS

During the Term, the Tenant shall pay to the Landlord monthly in advance on the 1st day of each and every month during the Term, one-twelfth (1/12) of the amount of

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

such annual Additional Rent as reasonably estimated by the Landlord to be due from the Tenant. Such estimates may be adjusted from time to time and re-adjusted by the Landlord and the Tenant shall pay to the Landlord monthly installments of Additional Rent according to such estimates, as so adjusted.

3.04	DEFICIENCY OF ADDITIONAL RENT

If the aggregate amount of such estimated Additional Rent payments made by the Tenant in any year should be less than the Additional Rent due for such year, then the Tenant shall pay to the Landlord as Additional Rent within ten (10) days of receipt of notice thereof from the Landlord the amount of such deficiency.

3.05	EXCESS OF ADDITIONAL RENTAL INSTALLMENTS

If the aggregate amount of such Additional Rent payments made by the Tenant in any year of the Term should be greater than the Additional Rent due for such year, then should the Tenant not be otherwise in default hereunder, the amount of such excess will be applied by the Landlord to the next succeeding installments of such Additional Rent due hereunder; and if there be any such excess for the last year of the Term, the amount thereof will be refunded by the Landlord to the Tenant within thirty (30) days after the completion of the Landlord’s year-end review provided the Tenant is not otherwise in default under the terms of the Lease.

3.06	PRO-RATING OF ADDITIONAL RENT

If only part of any calendar year is included within the Term the amount of the Additional Rent payable by the Tenant for such partial year shall be prorated and shall be based upon the estimates made by the Landlord and upon a final determination of such Additional Rent, the amount remaining unpaid at the termination of this Lease shall, notwithstanding such termination, be adjusted and paid within a reasonable time thereafter.

3.07	PREPAYMENT OF ADDITIONAL RENT

Notwithstanding the foregoing, if the Landlord is required to pay any amount, which it is entitled to collect from the tenants of the Building, more frequently than provided for in this Lease or if the Landlord is required to prepay any such amount, the Tenant shall pay to the Landlord its portion of such amount calculated in accordance with this Lease, forthwith upon demand and in which case the Landlord’s estimate for Additional Rental shall be adjusted accordingly.

3.08	DISPUTE AS TO AMOUNT OF ADDITIONAL RENT

In the event of any dispute by the Tenant as to the amount of any Additional Rent claimed by the Landlord or the amount of the Tenant’s Proportionate Share thereof, the opinion of the Landlord’s independent auditors shall be conclusive and binding as to the amount thereof for any period to which the opinion relates.

3.09	POST-DATED CHEQUES

The Tenant shall, on or before the commencement of each and every Lease Year of the Term, including the first Lease Year, deliver to the Landlord a series of post-dated cheques, one for each month of the Lease Year, drawn for an amount equal to the amount of Monthly Rent and the Additional Rent (as estimated by the Landlord) payable in each month of such Lease Year, provided that the first such payment is to include also any pro-rated Monthly Rent and Additional Rent for the period from the date of the commencement of the Term to the first day of the first full calendar month in the Term, provided further that the obligation in the first Lease Year shall be adjusted to take into account all advance rental paid hereunder.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

3.10	ADVANCE RENTAL

The Landlord hereby acknowledges receipt from the Tenant of the sum of One Hundred Twenty Five Thousand Three Hundred Seventy One Dollars and Eighty Three Cents ($125,371.83) inclusive of G.S.T. to be held without interest and applied against the first and last months’ installments of Annual Rent and Additional Rent.

3.11	MANNER AND PLACE OF PAYMENT OF RENT

All rent shall, until further written notice is received from the Landlord, be paid by the Tenant without any prior demand therefor to Kanata Research Park Corporation, at par in the City of Kanata at the principal office of, Kanata Research Park Corporation, 555 Legget Drive, Suite 206, Kanata, Ontario, Canada K2K 2X3, or at such other place in Canada as Kanata Research Park Corporation may designate in writing from time to time and shall be payable in lawful money of Canada. The Landlord agrees that payments made to Kanata Research Park Corporation pursuant to this Lease shall be deemed to be payments made to the Landlord and the Tenant shall not be required to see to the application thereof.

3.12	DEFAULT

Any sums received by the Landlord from or for the account of the Tenant when the Tenant is in default hereunder may be applied at the Landlord’s option to the satisfaction, in whole or part, of any of the obligations of the Tenant then due hereunder in such manner as the Landlord sees fit, and regardless of any designation or instructions of the Tenant to the contrary.

3.13	ACCRUAL OF RENT

Rent shall be considered as annual and accruing from day to day, and where it becomes necessary for any reason to calculate such rent for an irregular period of less than one (1) year an appropriate apportionment and adjustment shall be made. Where the calculation of any Additional Rent is not made until after the termination of this Lease, the obligation of the Tenant to pay such Additional Rent shall survive the termination of this Lease and such amounts shall be payable by the Tenant upon demand by the Landlord.

3.14	NET LEASE

The Tenant acknowledges and agrees that it is intended that this Lease shall be a completely carefree net lease for the Landlord and that the Landlord shall not be responsible during the Term for any costs, charges, expenses or outlays of any nature whatsoever arising from or relating to the Leased Premises, whether foreseen or unforeseen and whether or not within the contemplation of the parties at the commencement of the Term except as shall be otherwise expressly provided for in this Lease and other than Income Tax due by the Landlord, the Tenant shall be responsible for any business transfer tax, value added tax, multi-stage sales tax, goods and services tax or any other tax or levy on rental income that may be charged, levied or assessed by any government or other applicable taxing authority against the Landlord whether known as a goods and services tax or any other name (“Goods and Services Tax”).

3.15	LETTER OF CREDIT

The Tenant shall concurrently with the delivery of this Lease executed by the Tenant provide the Landlord with an irrevocable, stand-by letter of credit in the amount of $1,034,317.72 naming the Landlord as beneficiary, which letter of credit shall have a term expiring December 16th, 2003.

The letter of credit shall provide that the Landlord may draw on it by certifying to the issuer in writing that the Tenant is in default under the Lease or that the Lease has been terminated before its expiry date or that the Landlord has received notice of the election of the issuer not to renew the letter of credit. If the Landlord draws on the letter of credit upon receipt of notice from the issuer that it is not renewing the letter of credit, the Landlord shall be entitled to retain the monies as security for all the same purposes as the letter of credit.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

The letter of credit (i) shall indemnify the Landlord for the breach of any of and all of the obligations of the Tenant under the Lease, and (ii) shall indemnify the Landlord from all losses or damages, howsoever arising, including without limitation, loss of future rents and additional rents that would have been payable under the Lease, the cost of repairing the premises, the cost of restoring the premises to base condition, monies spent on leasehold improvements for the Tenant, inducement payments to the Tenant, the costs of releasing the Premises, the costs of agent’s fees and commissions, and an amount equivalent to the amount payable as accelerated rent under the Lease (if such accelerated rent was not actually paid to the Landlord), resulting from termination of the Lease for any reason, including without limitation, termination by court order, disclaimer by a trustee in bankruptcy, disclaimer by the Tenant pursuant to the Bankruptcy and Insolvency Act (Canada) or termination, rejection or repudiation pursuant to any applicable law or legislation.

The issuer shall be a Canadian chartered bank or other financial institution acceptable to the Landlord. The letter of credit shall permit partial drawings. The letter of credit shall be payable in the City of Ottawa. The letter of credit shall provide that it is transferable by the Landlord and that the proceeds may be assigned to a third party by the Landlord, in each case without the Tenant’s consent.

The Letter of Credit shall be fully and finally released December 16th, 2003.

Date	Reduction	New Balance
December 16, 2003	$1,034,317.72	$0

4.00	TENANT’S BUSINESS TAX

In each and every year during the Term the Tenant covenants to pay and discharge prior to the same becoming due and payable all taxes, rates, duties and assessments and other charges that may be levied, rated, charged or assessed against or in respect of the Tenant’s or other occupant’s use and occupancy of the Leased Premises or in respect of the Tenant’s or other occupant’s leasehold improvements, equipment, machinery, trade fixtures and facilities situate or installed on or in the Leased Premises and every tax and licence fee in respect of any and every business carried on in the Leased Premises or in respect of the use or occupancy thereof by the Tenant (and any and every subtenant, licensee or occupant thereof) whether such taxes, rates, duties, assessments and licence fees are charged by any municipal, parliamentary, school or other body during the term hereby demised. The Tenant will indemnify and keep indemnified the Landlord from and against payment of all loss, costs, charges and expenses occasioned by, or arising from any and all such taxes, rates, duties, assessments, licence fees, and any and all taxes which may in future be levied or charged in lieu of such taxes; and any such loss, costs, charges and expenses suffered by the Landlord may be collected by the Landlord as rent with all rights of distress and otherwise as reserved to the Landlord in respect of rent in arrears. The Tenant further covenants and agrees that upon written request of the Landlord, the Tenant will promptly deliver to the Landlord for inspection receipts for payment of all such taxes, rates, duties, assessments, licence fees and other charges in respect of all improvements, equipment and facilities of the Tenant on or in the Leased Premises or in respect of any business carried on in the Leased Premises which were due and payable up to one (1) month prior to such request.

4.01	LANDLORD’S BUSINESS TAX

In the event that there are any taxes, rates, duties, assessments or charges levied, rated, charged or assessed against the Landlord by any municipal or other governmental authority with respect to the Landlord’s use or occupancy of any part of the Building or the Land which the Tenant is entitled to use in common with other persons or with respect to any other part of the Building which the Landlord uses or occupies for the purpose of supplying services to the Leased Premises (such taxes, rates, duties, assessments or charges hereinafter called the “Landlord’s Business Tax”), then it is

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

agreed that in addition to all other sums, the Tenant is required to pay pursuant to this Lease, the Tenant shall pay to the Landlord as Additional Rent, the Tenant’s Proportionate Share of such Landlord’s Business Tax.

4.02	TAX ON TENANT’S LEASEHOLD IMPROVEMENTS

The Tenant shall pay to the Landlord as Additional Rent, in respect of each applicable tax year, an amount equal to that portion of the Tax for such tax year, as determined by the Landlord, which may reasonably be regarded as being attributable to the fixtures, improvements, installations, alterations, additions and equipment from time to time made, erected or installed by or on behalf of the Tenant in the Leased Premises.

4.03	PROPERTY TAX

“Tax” in this Lease means an amount equivalent to all taxes, rates, duties, levies and assessments whatsoever levied, rated, charged or assessed by any municipal, parliamentary, educational, school or other governmental authority charged upon the Building, the Lands, the property and all improvements now or hereafter appurtenant thereto or upon the Landlord on account thereof including all taxes, rates, duties, levies and assessments for local improvements and including any tax which has been attracted by the Tenant’s leasehold improvements and equipment and for which the Tenant is responsible hereunder and excluding any portion of Tax payable solely by any other tenant and excluding any Tax charged against or applicable to the other office buildings constructed on the Lands and the parking spaces (excluding visitor parking) applicable to such buildings and excluding such taxes as corporate income, capital gains, profits or excess profits, taxes assessed upon the income of the Landlord, and shall also include any and all taxes which may in future be levied in lieu of Tax as hereinbefore defined.

4.04	ALLOCATION OF TAX

If the Tax or any portion thereof that may be payable by the Tenant by reason of this Lease, depends upon an assessment or an approximation of an assessment which has not been made by the taxing authority or authorities having jurisdiction, the Landlord shall determine the same; any such determination made by the Landlord shall be binding upon the Tenant unless shown to be unreasonable or erroneous in some substantial respect. The Landlord shall have the right from time to time to reasonably allocate and re-allocate Taxes not charged separately to the various buildings (including the Building) and the parking garages located on the Lands.

4.05	SEPARATE SCHOOL TAXES

If the Tenant or any subtenant or licensee of the Tenant or any occupant of the Leased Premises shall elect to have the Leased Premises or any part thereof assessed for separate school taxes, the Tenant shall pay to the Landlord, as additional rent, as soon as the amount of the separate school taxes is ascertained, any amount by which the amount of separate school taxes exceeds the amount which would have been payable for Tax had such election not been made and if the Tenant or any subtenant or licensee of the Tenant shall elect to have the Leased Premises or any part thereof assessed for separate school taxes as aforesaid and if such separate school taxes are less than the taxes which would have been payable for school taxes had such election not been made, then and in that event, the Tenant shall be entitled to deduct from the rent for the first month of the year following which such taxes were payable, the amount by which the separate school taxes were less than the amount which would have been payable for school taxes in the year prior to such month.

4.06	TAX APPEAL

Any expense incurred by the Landlord in obtaining or attempting to obtain a reduction in the amount of the Tax or the assessment upon which the Tax may be based, shall be added to and included in the amount of the Tax and if the Tenant shall have paid its Proportionate Share of the Tax and the Landlord shall thereafter receive a refund of any portion of the Tax, the Landlord shall make an appropriate refund to the Tenant.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

4.07	CAPITAL TAX

“Capital Tax” means the tax or excise imposed or capable of being imposed upon the Landlord by any government authority having jurisdiction which is measured or based in whole or in part upon the taxable capital employed by the Landlord, which said taxable capital shall be deemed to be the cost to the Landlord of said Building and Lands computed as if the amount of such tax were that amount due if the Building and the Lands were the only property of the Landlord, the Landlord was entitled to no capital deduction, investment allowance or any other deduction whatsoever. For the purpose of this paragraph the Term “investment allowance” and “capital deduction” shall be defined by reference to the applicable taxing statute.

5.00	OPERATING COSTS

“Operating Costs” in this Lease means the total charges, expenses, costs, fees, rentals, disbursements or outlays incurred, accrued, paid, payable or attributable whether by the Landlord or others on behalf of the Landlord for complete repair, maintenance, operation, cleaning and management of the Building, Lands and all the improvements thereon and the components of each of them (herein collectively called the “Property”) such as are in keeping with maintaining the standard of a first class commercial Property so as to give it high character and distinction; and including, without limiting the generality of the foregoing, the cost of all repairs and replacements required for such operation and maintenance, the cost of maintaining and repairing the heating, air-conditioning, ventilating and mechanical systems and equipment in the Building, the cost of operating and maintaining any elevators, (including the cost of service contracts); the costs of providing hot and cold water; the costs of providing electricity not otherwise chargeable to tenants; the costs of all fuel, gas and steam used in heating, ventilating and air-conditioning; the cost of energy conservation devices or equipment; the cost of snow removal; landscape maintenance including the cost of replacing any landscaping on the Lands; the cost of window cleaning; the cost of insurance premiums for fire, casualty, liability, rental and any other insurance coverage maintained by the Landlord in connection with the Property; telephone and other utility costs; the amount paid or payable for all salaries, wages and benefits and other payments paid to or on behalf of persons engaged in the cleaning, supervision, maintenance and repair of the Property (including wages of the on site Property Manager); the cost of accounting services necessary to prepare the statements and opinions for the tenants and to compute the rents and other charges payable by the tenants of the Building; the cost of porters, guards and other protection services; the cost of providing security services; the cost of garbage or refuse removal from the Building not otherwise chargeable to tenants; the cost of repair and maintenance of the roadways, curbs, paving, walkways, pools, landscaping, lighting and other common facilities and outside areas on the Lands; cost of services provided for the common use of the tenants of the Building; building management fees or an administrative fee (not exceeding the going rate charged by trust companies or first class building Management Companies for building management in the City of Ottawa for similar buildings); the cost of service contracts with independent contractors and all other expenses, paid or payable by the Landlord in connection with the operation of the Property, but such Operating Costs shall not include any interest on any debt or capital; retirement of any debt; any amounts directly chargeable by the Landlord to any tenant or tenants of the Building and the cost of any repairs paid for by insurance proceeds or for which the Landlord was reimbursed by insurance proceeds. For greater certainty, the parties agree that Operating Costs are to be calculated as defined by generally accepted accounting principles for similar class buildings.

5.01	ALLOCATION OF OPERATING COSTS

In determining the Operating Costs attributable to the Building, the Landlord shall have the right from time to time to reasonably allocate and re-allocate such Operating Costs which represent operating costs incurred for facilities or services shared by the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Building and such other buildings as are owned or operated by the Landlord and which are not charged or allocated separately against the Building and any such other building or buildings. Any such determination made by the Landlord shall be binding upon the Tenant unless shown to be unreasonable or erroneous in some substantive respect.

5.02	FULL OCCUPANCY

If in any year the Building has not been fully occupied for the whole year, the amount of the Operating Costs for such year may be adjusted by the Landlord, acting reasonably, to an amount which reflects what the amount of the Operating Costs would be if the Building had been fully occupied for the whole year.

5.03	USE OF ELECTRICITY

The Tenant’s use of electricity in the Leased Premises shall be for the operation of office lighting and business machines and for the Tenant’s use of the Leased Premises as set out in Section 7.03 of the Lease. The Tenant’s use of electricity shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Leased Premises of a capacity to meet a maximum peak demand of Six (6) watts per rentable square foot. The Tenant undertakes to never consume an amount of electrical power exceeding the capacity of the electrical conductors and equipment supplying the Leased Premises. In order to ensure that such capacity is not exceeded and to avert possible adverse effect upon the Building’s electrical service, the Tenant shall not, without the Landlord’s prior written consent in each instance, connect any additional fixtures, appliances or equipment (other than normal office electrical fixtures, lamps, typewriters and similar small office machines) to the Building’s electric distribution system or make any alteration or addition to the electrical system of the Leased Premises existing at the commencement of the Term. If the Landlord grants such consent, the cost of all additional risers and other equipment required therefor shall be paid as Additional Rent by the Tenant to the Landlord upon demand. As a condition to granting such consent, the Landlord may require the Tenant to agree to pay an increase in the Additional Rent for Operating Costs by an amount which will reasonably reflect the increased cost of the Landlord of the additional electrical services to be furnished to the Leased Premises by the Landlord.

5.04	METERS

The Tenant covenants to pay for the cost of any additional metering which may be required by the Landlord to be installed in the Building for the purpose of determining the amount of electricity consumed by the Tenant in the Leased Premises.

6.00	ASSIGNING OR SUBLETTING

Except to Permitted Assigns, the Tenant covenants that it will not assign or sublet the Leased Premises or any part thereof without the prior written consent of the Landlord, which consent shall not be unreasonably withheld save and except in the event of any of the following, in which case the Landlord may arbitrarily withhold its consent:

(a)	an assignment or sublet of the whole of the Leased Premises, the terms of which have a net present value that are less or more than the net present value of the terms of the Lease or the terms then generally being offered to prospective tenants (not including the value of initial leasehold improvements, leasing commissions or inducements of any kind under the Lease) and in the latter event if the Landlord consents to such assignment or sublet the Tenant shall pay 50 % of the increased value over the then current market rates for the Building to the Landlord as Additional Rent;

(b)	a sublet of a part of the Leased Premises; or

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(c)	where the assignee or subtenant is then a tenant of the Landlord or a prospective tenant with whom the Landlord has been dealing and the Landlord has or will have during the next following six (6) months, vacant space for rent in the Building.

“Permitted Assign” means a subsidiary or affiliated company of the Tenant as defined in the Canada Business Corporations Act. Notwithstanding that the Landlord’s consent is not required for an assignment to a Permitted Assign, the Tenant must still comply with the provisions of sections 6.03, 6.04, 6.05, 6.06 and 6.07 of this Lease.

Without limiting the generality of the foregoing, Permitted Assigns include ENPHARMA CORP. (a Company controlled by one of Tenant’s major shareholders

6.01	REQUEST TO ASSIGN OR SUBLET

If the Tenant requests the Landlord’s consent to an assignment of this Lease or to a subletting of the whole or any part of the Leased Premises, the Tenant shall submit to the Landlord the name and address of the proposed assignee or subtenant together with a copy of an offer or agreement to assign or sublet or the sublease or assignment and such additional information as to the nature of its business and its financial responsibility and standing (including financial statements) as the Landlord may reasonably require (“required information”).

6.02	LANDLORD’S RIGHT TO CANCEL

Upon receipt of such request and the required information from the Tenant, the Landlord shall have the right, exercisable in writing within twenty (20) days after such receipt, to cancel and terminate this Lease if the request is to assign this Lease or to sublet all of the Leased Premises, or, if the request is to sublet a portion of the Leased Premises only, to cancel and terminate this Lease with respect to such portion, in each case as of the date set forth in the Landlord’s notice of exercise of right (“Landlord’s notice of termination”), which shall be neither less than sixty (60) days nor more than one hundred and twenty (120) days following the delivery of the Landlord’s notice of termination. If the Landlord shall exercise such right, the Tenant shall surrender possession of the entire Leased Premises or the portion which is the subject of the right, as the case may be, on the date set forth in the Landlord’s notice of termination in accordance with the provisions of this Lease relating to the surrender of the Leased Premises at the expiration of the Term. If this Lease shall be cancelled as to a portion of the Leased Premises only, the rent payable by the Tenant under this Lease shall be abated proportionately. In the event that the Landlord shall not exercise the right to cancel this Lease, then the Landlord’s consent to any such request to assign or sublet shall not be unreasonably withheld.

6.03	ASSIGNMENT AGREEMENT

The Landlord’s consent to any assignment may be conditional upon the assignee entering into an assignment in form and content satisfactory to the Landlord, to perform, observe and keep each and every covenant, condition and agreement in this Lease on the part of the Tenant to be performed, observed and kept including the payment of rent and all other sums and payments agreed to be paid or payable under this Lease on the days and times and in the manner specified.

6.04	CONSENT NOT TO RELEASE TENANT

In no event shall any assignment or subletting to which the Landlord may have consented release or relieve the Tenant from his obligations fully to perform all the terms, covenants and conditions of this Lease to be performed.

6.05	CHANGE IN CORPORATE CONTROL

If the Tenant is a corporation or if this Lease, with the written consent of the Landlord, is assigned to a corporation, and if at any time during the Term any part or all of the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

corporate shares or voting rights of shareholders shall be transferred by sale, assignment, bequest, inheritance, trust, operation of law or other disposition, or treasury shares be issued, so as to result in a change in the control of such corporation by the person or persons now owning a majority of the corporate shares thereof, the Landlord may terminate this Lease at any time after such change in control by giving the Tenant thirty (30) days prior written notice of such termination. The Tenant shall, at the request of the Landlord, make available to the Landlord for inspection or copying, or both, all books and records of the Tenant which, alone or with other data, show the applicability or inapplicability of this paragraph. If any stockholder or shareholder of the Tenant shall, after the request of the Landlord so to do, fail or refuse to furnish forthwith to the Landlord any data verified by the affidavit of such stockholder or shareholder or other credible person, which data, alone or with other data show the applicability or inapplicability of this paragraph, the Landlord may terminate this Lease by giving the Tenant thirty (30) days’ prior written notice of such termination. The Landlord agrees that the provisions of Section 6.05 shall not apply if:

1.	the shares of the Tenant are traded on a publicly regulated stock exchange in Canada or the United States of America and widely held; or

2.	the shares of the Tenant are being made available as part of a public offering of securities and will comply with subsection 6.05(1).

6.06	NOTICE OF CHANGE OF CONTROL

Where there is a change in corporate control of the Tenant, the Tenant shall forthwith so advise the Landlord in writing.

6.07	COST OF CONSENT

The Tenant further agrees that prior to any consent for assignment, subletting or change in control being effective and binding upon the Landlord, the Tenant shall pay on demand the Landlord’s reasonable costs (including the Landlord’s own administrative costs) incurred in connection with the Tenant’s request for such consent.

7.00	TENANT’S COVENANTS

The Tenant further covenants with the Landlord as follows:

7.01	TENANT REPAIRS

To repair, maintain and keep the Leased Premises and all trade fixtures and improvements therein in good and substantial repair subject only to defects in construction of the structural members of the Building, reasonable wear and tear and damage by fire, lightning and tempest or other casualty against which the Landlord is insured (herein collectively referred to as “Tenant Repair Exceptions”); and that the Landlord may enter and view state of repair and that the Tenant will repair according to notice in writing, except for Tenant Repair Exceptions and that the Tenant will leave the Leased Premises in good repair, except for Tenant Repair Exceptions. Notwithstanding anything hereinbefore contained, the Landlord may in any event make repairs to the Leased Premises without notice if such repairs are, in the Landlord’s opinion, necessary for the protection of the Building and the Tenant covenants and agrees with the Landlord that if the Landlord exercises any such option to repair, the Tenant will pay to the Landlord together with the next instalment of Monthly Rent which shall become due after the exercise of such option all sums which the Landlord shall have expended in making such repairs and that such sums, if not so paid within such time, shall be recoverable from the Tenant as rent in arrears. Provided further that in the event that the Landlord from time to time makes any repairs as hereinbefore provided, the Tenant shall not be deemed to have been relieved from the obligation to repair and leave the Leased Premises in a good state of repair.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

7.02	RULES AND REGULATIONS

That the Tenant and his employees and all persons visiting or doing business with him on the Leased Premises shall be bound by and shall observe rules and regulations annexed hereto or as may hereafter be reasonably set by the Landlord of which notice in writing shall be given to the Tenant and upon such notice being delivered all such rules and regulations shall be deemed to be incorporated into and form part of this Lease.

7.03	USE OF PREMISES

Tenant hereby agrees that it may use the Leased Premises solely for a pharmaceutical research facility in accordance with the Laboratory Biosafety Guidelines 2nd edition 1996, as it may be amended from time to time or, if replace, in accordance with the replacement guidelines, that will be limited to the following elements:

(i) Pharmaceutical research laboratories with up to a level 2 (but not higher) bio-containment rating (the “Laboratories”);

(ii) Quarters for research animals limited to mice, guinea pigs, rabbits, rats and, subject to the Landlord’s written agreement, other small animals, to be set up initially as a conventional housing facility, but with the right in the Tenant to modify them, subject to the provisions of the Lease with respect to alterations, to a barrier or containment facility;

(iii) In the case of research using rabbits to use them for the sole purpose of raising antibodies and to maintain them long-term and in free-range rooms rather than cages; and

(iv) Office use - The Landlord acknowledges that the pharmaceutical research involves chemicals including solvents, acids, flammable gases and disinfectants, cell or tissue cultures and pathogens; live animals; and, x-ray, radioisotopes and irradiation devices (the “Materials”). The Tenant will be permitted, but only outside the hours of 8:00 a.m. to 6:00 p.m. local time and on Saturdays, Sundays and statutory holidays, to move the Materials between floors and outside of the Leased Premises and to remove the waste by-products of the Materials. Delivery of, and removal of the waste by-products of the Materials other than live or dead animals may where required be through the Common Areas of the Building, such as the loading dock, corridor and elevators. The Materials, Live and Dead animals may only be delivered or removed directly through the loading dock adjacent to the Leased Premises. The Tenant shall use specialized waste removal procedures required by law or industry practice, but in any event procedures to standards not less than those set out in the Laboratory Biosafety Guidelines 2nd edition 1996, as it may be amended from time to time or, if replaced, in accordance with the replacement guidelines.

The Tenant represents that the foregoing use of the Leased Premises does not contravene any law, by-law or regulation in force.

The Tenant shall have the right to cease carrying on business in the Leased Premises, provided the Tenant continues to meet all covenants and obligations under this Lease.

7.04	INCREASE IN INSURANCE PREMIUMS

That it will not keep, use, sell or offer for sale in or upon the Leased Premises any article which may be prohibited by any insurance policy in force from time to time covering the Building including any regulations made by any fire insurance underwriters applicable to such policies. In the event the Tenant’s occupancy or conduct or business in, or on the Leased Premises, whether or not the Landlord has consented to the same, results in any increase in premiums for the insurance carried from time to time by the Landlord with respect to the Building, the Tenant shall pay any such increase in premiums as Additional Rent within ten (10) days after bills for such additional premiums shall be rendered by the Landlord. In determining whether increased premiums are a result of the Tenant’s use or occupancy of the Leased Premises, a schedule issued by the organization computing the insurance rate on the Building showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. The Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Leased Premises.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

7.05	CANCELLATION OF INSURANCE

If any policy of insurance upon the Building or any part thereof or upon the Lands or any part thereof shall be cancelled or rendered voidable by the insurer by reason of any act, omission or occupation of the Leased Premises or any part thereof by the Tenant, any assignee or subtenant of the Tenant or by anyone permitted by the Tenant to be upon the Leased Premises, and the Tenant, after receipt of notice from the Landlord, shall have failed to immediately reinstate such insurance policies or avoid cancellation of such insurance policies, the Landlord may at its option determine this Lease forthwith by leaving upon the Leased Premises notice in writing of its intention so to do and thereupon rent and any other payments for which the Tenant is liable under this Lease shall be apportioned and paid in full to the date of such determination and the Tenant shall immediately deliver up possession of the Leased Premises to the Landlord and the Landlord may re-enter and take possession of the same or the Landlord shall pay any increased cost of such insurance and the Tenant shall pay as Additional Rent, on demand, the amount by which the premiums for such insurance are so increased.

7.06	OBSERVANCE OF LAW

To comply promptly at its own expense with all provisions of law including without limitation, federal and provincial legislative enactments, building by-laws, and any other governmental or municipal regulations which relate to the partitioning, equipment, operation and use of the Leased Premises, and to the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements of or to the Leased Premises and the Landlord agrees not to unreasonably withhold its consent to the Tenant undertaking such compliance, however, the Tenant acknowledges that the Landlord has the right to impose alternative solutions to the Tenant to achieve compliance. And to comply with all police, fire and sanitary regulations imposed by any federal, provincial or municipal authorities or made by fire insurance underwriters, and to observe and obey all governmental and municipal regulations and other requirements governing the conduct of any business conducted in the Leased Premises and the Landlord agrees not to unreasonably withhold its consent to the Tenant undertaking such compliance, however, the Tenant acknowledges that the Landlord has the right to impose alternative solutions to the Tenant to achieve compliance. Provided that in default of the Tenant so complying the Landlord may at its option where possible comply with any such requirement and the cost of such compliance shall be payable on demand by the Tenant to the Landlord as Additional Rent.

7.07	WASTE AND OVERLOADING OF FLOORS

Not to do or suffer any waste or damage, disfiguration or injury to the Leased Premises or the fixtures and equipment thereof or permit or suffer any overloading of the floors thereof; and not to place therein any safe, heavy business machine or other heavy thing without first obtaining the consent in writing of the Landlord; and not to use or permit to be used any part of the Leased Premises for any dangerous, noxious or offensive trade or business and not to cause or permit any nuisance in, at or on the Leased Premises; and without the prior consent in writing of the Landlord, the Tenant will not bring onto or use in the Leased Premises or permit any person subject to the Tenant to bring onto or use on the Leased Premises any fuel or combustible material for heating, lighting or cooking nor will it allow onto the Leased Premises any stove, burner, kettle, apparatus or appliance for utilizing the same and the Tenant will not purchase, acquire or use electrical current or gas for consumption on the Leased Premises except from such supplier thereof as shall have been approved in writing by the Landlord.

7.08	INSPECTION

To permit the Landlord, its servants or agents to enter upon the Leased Premises at any time and from time to time for the purpose of inspection and of making repairs, alterations or improvements to the Leased Premises or to the Building, provided the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Landlord gives the Tenant with at least 24 hours written notice in advance and the Landlord is accompanied by a representative of the Tenant, except in cases of emergency and the Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort occasioned thereby. The Landlord, its servants or agents may at any time and from time to time enter upon the Leased Premises to remove any article or remedy any condition which, in the opinion of the Landlord, reasonably arrived at, would be likely to lead to cancellation of any policy of insurance, provided the Landlord gives the Tenant with at least 24 hours written notice in advance and the Landlord is accompanied by a representative of the Tenant, except in cases of emergency and such entry by the Landlord shall not be deemed to be a re-entry. The Tenant, acting reasonably, may temporarily deny access to the Animal Care Facilities and the Landlord will abide by all reasonable security measures imposed by the Tenant in the Leased Premises of which the Landlord has received advance written notice. The Tenant shall, upon written request of the Landlord, produce audited Financial Statements of the Tenant, which statements shall include a Balance Sheet, Income Statement, Statement of Retained Earnings, Statement of Source and Application of Funds.

7.09	INDEMNITY TO LANDLORD

To promptly indemnify and save harmless the Landlord for any and all liabilities, damages, costs, claims, suits or actions of any nature or kind including the full cost to the Landlord in resisting or defending the same to which the Landlord shall or may become liable or suffer arising out of or by reason of:

(a)	any breach, violation or non-performance by the Tenant of any of its covenants and obligations under this Lease;

(b)	any damage to property while said property shall be in or about the Leased Premises including the systems, furnishings and amenities thereof, as a result of the negligence, misuse or wilful act of the Tenant, its express or implied invitees, licensees, agents, servants or employees;

(c)	any injury to any invitee, licensee, agent, servant or employee of the Tenant, including death resulting at any time therefrom, occurring on or about the Leased Premises, the Property or the Lands;

(d)	any damage or claim suffered by the Landlord including claims brought against the Landlord by other Tenants of the Building or by any third party as a result of any noise or odour emanating from the Leased Premises or the Building from the Tenant’s use of the Leased Premises;

(e)	provided that any occurrence described in suparagraph (c) of this Section are not the result of any actions or omissions of employees of the Landlord or those for whom the Landlord is in law responsible;

and this indemnity shall survive the expiry or sooner determination of this Lease.

(f)	The Landlord agrees, if and when possible, to provide verbal or written notice to the Tenant of any damage or claim or possibility of, which the Landlord is advised of by any other Tenants of the Building or by any other third party, provided that the Landlord’s failure to do so or any defective or late notice, shall not limit or negatively affect the above indemnity in any fashion.

7.10	DAMAGE BY TENANT

That if the Building including the Leased Premises, the elevators, boilers, engines, pipes and other apparatus (or any of them) used for the purpose of heating, ventilating or air-conditioning the Building or operating the elevators, or if the water pipes, drainage pipes, electric lighting or other equipment of the Building or the roof or outside walls or other parts of the Building will not function properly or become damaged or destroyed through the negligence, carelessness or misuse of the Tenant, or

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

of any of its invitees, licensees, agents, servants, employees, clients, customers or contractors, or through it or them in any way stopping up or injuring any heating, ventilating or air-conditioning apparatus, elevators, water pipes, drainage pipes or other equipment or parts of the Building, the expense of the necessary repairs, replacements or alterations shall be borne by the Tenant and paid forthwith on demand to the Landlord as Additional Rent.

7.11	TENANT INSURANCE

(a)	To maintain in force during currency of this Lease at the Tenant’s expense insurance policies to cover the following:

(i)	comprehensive general liability insurance with limits of not less than Five Million Dollars ($5,000,000.00) (including bodily injury and property damage, tenant’s legal liability, cross liability and contractual liability) to cover all responsibilities assumed by the Tenant with respect to the use or occupancy of and the business carried on, in or from the Leased Premises, in amounts acceptable to the Landlord;

(ii)	all risk insurance covering leasehold improvements made or installed by or on behalf of the Tenant in an amount equal to the full replacement value thereof; and

(iii)	any other insurance that the Landlord (or the Landlord’s mortgagee, if any) may reasonably require from time to time in form and amounts and for insurance risks against which a prudent Tenant would protect itself;

(b)	That all Tenant’s insurance required hereunder shall be with insurers and upon terms and conditions to which the Landlord has no reasonable objection. Copies of all policies, or certificates evidencing the insurance or its renewal shall be delivered to the Landlord at the Landlord’s request;

(c)	That all policies of insurance to be maintained by the Tenant shall, in the case of general liability insurance, include the Landlord (and, where applicable, the Landlord’s mortgagee) as additional insured and, in the case of all other insurance coverage, contain a waiver by the insurer and Tenant of any rights of subrogation or indemnity or any other claim to which the insurer might otherwise be entitled against the Landlord (and mortgagee) or the agents or employees of the Landlord, excepting only gross negligence. All such insurance policies shall also contain a provision prohibiting the insurer from cancelling or altering the insurance coverage without first giving the Landlord thirty (30) days prior written notice thereof;

(d)	That if the Tenant fails to take out or maintain in force such insurance, the Landlord may take out the necessary insurance and pay the premium therefor and the Tenant shall pay to the Landlord the amount of such premium immediately on demand as Additional Rent; and

(e)	That if both the Landlord and the Tenant have claims to be indemnified under any such insurance, the indemnity shall be applied first to the settlement of the claim of the Landlord and the balance, if any, to the settlement of the claim of the Tenant.

7.12	NO ABATEMENT OF RENT

That there shall be no abatement or reduction of rent and that the Landlord shall not be liable for any damage howsoever caused to property of the Tenant or of any person subject to the Tenant which is in or upon or being brought to or from the Leased Premises or the Building or for personal injury (including death) sustained in any manner by the Tenant or any person subject to the Tenant while the Tenant or any

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

such person is on or upon entering or leaving the Leased Premises or Building unless such property damage or personal injury may have been attributable to fault or neglect on the part of the Landlord or of any person for whom the Landlord is at law responsible, and that the Tenant will indemnify and save harmless the Landlord from and against all claims and demands made against the Landlord by any person for or arising out of any such property damage or personal injury.

7.13	EXHIBITING PREMISES

To permit the Landlord or its agents or servants to enter and show the Leased Premises, during normal business hours, to prospective purchasers mortgagees, or other person having a legitimate interest in the Building, and may after notice of termination of this Lease has been given or within the last nine (9) months of the Term, or renewal term, as the case may be, enter and show the Leased Premises to prospective tenants and erect signs stating that the premises are “To Let”.

7.14	SIGNS

The Tenant shall not paint, display, inscribe or place any sign, symbol, notice or lettering of any kind anywhere outside the Leased Premises or within the Leased Premises so as to be visible from the outside of the Building or the Common Areas thereof with the exception only of an identification sign at the entrance to the Leased Premises (which sign shall be subject to the Landlord’s written approval as to size, design and location) and the Tenant’s name on the directory listing (if any) in the main lobby of the Building.

7.15	NAME OF BUILDING

Not to refer to the Building by any name other than that designated from time to time by the Landlord and the Tenant shall use the name of the Building for the business address of the Tenant but for no other purpose.

7.16	KEEP TIDY

At the end of each business day, the Tenant shall leave the Leased Premises in a tidy condition.

7.17	DELIVERIES

The Tenant shall receive, ship, take delivery of and allow and require suppliers or others to deliver or take delivery of merchandise, supplies, fixtures, equipment, furnishings, wares or merchandise only through the loading entrance and other facilities provided for that purpose and at the times set by the Landlord.

7.18	NOTICE OF DAMAGE

To notify the Landlord promptly of any damage to or defect in the Leased Premises or the Building or any part thereof including any electrical, plumbing, heating, ventilating, air-conditioning, water, sprinkler or gas systems or equipment, or the water pipes, gas pipes, telephone lines or electrical apparatus within or leading to the Leased Premises, and in case of fire to give immediate notice thereof to the Fire Department.

7.19	ALTERATIONS, ETC

The Tenant will not make or erect in or to the Leased Premises any installations, alterations, additions or partitions or remove or change the location or style of any installations, alterations, equipment, outlets, piping or wiring relating to the electrical, plumbing, water, gas, air-conditioning, heating or ventilating systems without submitting drawings and specifications to the Landlord and obtaining the Landlord’s prior written consent in each instance. The Tenant must further obtain the Landlord’s prior written consent to any change or changes in such drawings and specifications

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

submitted as aforesaid. The Tenant’s request for such consent shall be in writing and accompanied by an adequate description of contemplated work and with appropriate working drawings and specifications thereof. The Landlord’s cost of having its architects or engineers examine such drawings and specifications shall be payable by the Tenant. The Landlord may require that any and all work be performed by the Landlord’s contractors or workmen or by contractors or workmen engaged by the Tenant but in each case only under written contract approved in writing by the Landlord and subject to all reasonable conditions which the Landlord may impose and subject to inspection by and reasonable supervision of the Landlord (including a supervision fee to be paid by the Tenant to the Landlord equal to fifteen percent (15%) of the total cost of such work). The Landlord may at its option require that only the Landlord’s contractors be engaged for any mechanical, electrical, plumbing, structural or sprinkler work to be done in the Leased Premises. Any work performed by or for the Tenant shall be performed by competent workmen whose labour union affiliations are not incompatible with those of any workmen who may be employed in the Building by the Landlord, its contractors or subcontractors. The cost of all such work and of all materials, labour and services involved therein and of all services, necessitated thereby shall be at the sole cost and expense of the Tenant and shall be completed in a good and workmanlike manner and with reasonable diligence in accordance with the description of the work approved by the Landlord. Any such alterations, additions, and fixtures shall, when made or installed, be and become the property of the Landlord without payment being made therefor; provided that upon the determination of this Lease the Landlord may at its option require the Tenant, or itself at the Tenant’s expense, to remove the same and to restore the Leased Premises and the Additional Rentable Area to the condition in which they were at the commencement of this Lease.

7.20	CONSTRUCTION LIENS

The Tenant covenants that it will not suffer or permit during the Term hereof any construction or other liens for work, labour, services or material ordered by him or for the cost of which it may be in any way obligated to attach to the Leased Premises or the Building or the Land and that whenever and so often as any such liens shall attach or claims therefor shall be filed, the Tenant shall within twenty (20) days after the Tenant has notice of the claim for lien, procure the discharge thereof by payment or by giving security or in such manner as is or may be required or permitted by law.

7.21	SECURITY

The Tenant will maintain on the Leased Premises sufficient moveable property to guarantee the payment of one (1) year’s Annual Rent and Additional Rent.

7.22	HAZARDOUS SUBSTANCES

(a)	Subject to the Tenants’s rights pursuant to Section 7.03, the Tenant shall not cause or permit any Hazardous Substances to be brought onto, created in, released or discharged from, placed or disposed of, at or near the Leased Premises, Building or Lands;

(b)	The Tenant shall not cause or permit to occur any violation of any federal, provincial, municipal or local law, ordinance, or regulation, now or hereinafter enacted (the “Laws”), relating to environmental conditions on, under, at, near or about the Leased Premises, Building or Lands, or relating to the Landlord, the Tenant or the Building, air, soil or ground water condition, including without limitation, the generation, storage or disposal of Hazardous Substances;

(c)	For the purposes of this section, “Hazardous Substances” means any substance, or class of substance or mixture of substances which may be detrimental to the environment, plant or animal life, or human health and includes, without limitation, flammable, explosives, or radioactive materials, asbestos, polychlorinated biphenyls (PCBs), chemicals believed

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances and related materials, petroleum and petroleum products, any substance that, if added to water, may degrade or alter or form part of a process of degradation or alteration of the quality or temperature of that water to the extent that it is detrimental to its use by man or by any animal, fish or plant, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority having jurisdiction over the Landlord, the Tenant, the Leased Premises or the Building (the “Authorities”);

(d)	The Tenant shall, at its own expense, comply with the Laws;

(e)	The Tenant shall, at its own expense, make all submissions to, provide all information required by, and comply with all requirements of the Authorities under the Laws;

(f)	The Tenant shall indemnify, defend and hold harmless the Landlord, the Landlord’s mortgagees, any manager of the building, and their respective officers, directors, beneficiaries, shareholders, partners, agents and employees, from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including legal fees on a solicitor and his own client basis and consultants’ fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the Term or any renewal or extension period, at or from the Leased Premises, or which arises at any time from the Tenant’s use or occupancy of the Leased Premises, or from the Tenant’s failure to provide all information, make all submissions, and take all steps required by this Section or by the Authorities;

(g)	Notwithstanding any other provision of this Lease, if the Tenant creates or brings to the Leased Premises any Hazardous Substances or if the conduct of the Tenant’s business shall cause there to be any Hazardous Substances at or near the Leased Premises, or discharged or released on, under or about the Leased Premises, the building or the lands upon which the building is constructed, the air, soil or ground water, then, notwithstanding any rule of law to the contrary, such Hazardous Substances shall be and remain the sole and exclusive property of the Tenant and shall not become the property of the Landlord, notwithstanding the degree of affixation to the Premises of the Hazardous Substances or the goods containing the Hazardous Substances. This affirmation of the Tenant’s interest in the Hazardous Substances or the goods containing the Hazardous Substances shall not however prohibit the Landlord from dealing with such material as otherwise provided for in this Lease.

The Tenant shall not cause or maintain any nuisance in or about the Leased Premises, and shall keep the Leased Premises free of debris, rodents, save for properly contained animals permitted under Section 7.03, vermin and anything of a dangerous noxious or offensive nature or which could create a fire hazard (through undue load on electrical circuits or otherwise) or undue vibration, heat or noise.

The Tenant shall during the Term comply with any requirement for upgrades of equipment, for emission controls, and for systems to comply with any applicable law or any governmental authority having jurisdiction over the Tenant or Tenant’s activities in the Leased Premises. The Tenant shall upon termination of the Lease for any reason carry out any clean up or environmental decontamination of the Leased Premises, the Building or Land required by any applicable law or any governmental authority having jurisdiction on account of the use by the Tenant of the Leased Premises or other parts of the Building.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

7.23	TENANT’S WORK

The Tenant covenant’s to do the Tenant’s Work as set forth in Schedule “F”.

8.00	LANDLORD’S COVENANTS

The Landlord further covenants with the Tenant:

8.01	QUIET ENJOYMENT

The Landlord covenants with the Tenant that if the Tenant pays the Annual Rent, Additional Rent and all other sums reserved herein and observes and performs the covenants, conditions and agreements set out in this Lease, the Tenant shall and may peaceably possess and enjoy the Leased Premises during the Term without interruption or disturbance from the Landlord. The Landlord undertakes that at Tenant’s cost a micro-climate analysis will be done prior to any installation of exhausts proximate to the Tenant’s fresh air intakes.

8.02	TAXES, ETC.

To pay or cause to be paid all taxes and rates, municipal, parliamentary or otherwise, including, without limiting the generality of the foregoing, water rates with respect to the Lands, the Building or assessed against the Landlord in respect thereof, except those directly assessed or charged to or payable by the Tenant or assessed or charged with reference to the use or occupation of the Leased Premises and except as otherwise provided in this Lease.

8.03	HEATING AND AIR-CONDITIONING

(a) Landlord shall provide the Leased Premises, with a fully functional heating, ventilation and air-conditioning system (“HVAC System”) serving the Leased Premises which system shall provide a constant and adequate supply of fresh air that will be filtered and either heated or cooled, humidified or dehumidified as conditions may reasonably require every business day during normal business hours. To provide for heating and air-conditioning so that when heat is reasonably required for the reasonable use of the Leased Premises the Landlord will furnish heat therefor up to a reasonable temperature and when the heating system is not in use and the Landlord considers that air-conditioning is reasonably required it will operate the air-conditioning systems in the Building. The said heating and air-conditioning systems will be maintained by the Landlord during normal business hours except during the making of repairs and should the Landlord make default in so doing, it shall not be liable for any indirect or consequential damages for personal discomfort or illness due to such default. The Landlord reserves the right to stop the services of the heating and/or air-conditioning equipment when necessary by reason of any accident or any repairs, alterations or improvements which, in the judgment of the Landlord, are desirable or necessary to be made until such repairs, alterations or improvements shall have been completed. The Landlord shall have no further responsibility or liability for failure to supply the said heating and/or air-conditioning service when prevented from doing so, by strikes or by any cause beyond the Landlord’s reasonable control or by orders or regulations by any body or authority having jurisdiction or by other reason of any failure of electrical current, steam or water or suitable power supply or inability upon the exercise of reasonable diligence to obtain such electrical current, steam or water for the operation of the heating or air-conditioning equipment.

(b) The Landlord shall make commercially reasonable efforts so that HVAC System shall perform as follows:

During spring, summer and fall, the interior temperature of the Leased Premises shall be maintained at 22°C (plus or minus 1°C) with a maximum relative humidity of fifty percent (50%);

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(c) During winter, the interior temperature of the Leased Premises shall be maintained at 22°C (plus or minus 1°C) with a minimum relative humidity of thirty percent (30%);

Throughout the Term, the Landlord shall ensure a constant flow of fresh air in the Leased Premises of a minimum of 20%;

(d) The temperatures in the Animal Care Facilities and in areas of the Leased Premises where significant refrigeration equipment is located shall be controlled by the Tenant using independent thermostats, if same are installed by or on behalf of Tenant. Landlord shall check, clean and replace the filters in the HVAC System with high efficiency pre-filters four (4) times a year and the box filters once per year. The Landlord will also replace broken modulating dampers of the HVAC System.

(e) The Landlord agrees that setbacks in the operation of the base building HVAC System will not apply to any separate HVAC system installed by or on behalf of and used by the Tenant for the Animal Care Facilities or Laboratories.

8.04	REPAIR OF STRUCTURE

To repair, replace and maintain the structural parts of the Building, excluding costs of a capital nature as defined by generally accepted accounting principles for similar class buildings, and to perform such repairs, replacements and maintenance with reasonable dispatch, and in a good and workmanlike manner, at any time and from time to time, and notwithstanding anything contained herein to the contrary, the Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort occasioned thereby.

Landlord, acting diligently, shall maintain, repair or replace where applicable, the foundations, windows, Common Areas, HVAC system, plumbing system, electrical system, utility lines and connections to the Leased Premises, sprinkler system, drains, structural elements including, but not limited to, roof, roof membrane, roof covering (including interior ceiling if damaged by leakage), load-bearing walls, floor slabs and masonry walls, along with entrances, corridors and any elevator serving the Leased Premises and any other item, fixture or improvement which forms part of the Building.

Landlord shall act diligently as a responsible and prudent administrator when such work becomes necessary in order to minimise any inconvenience to Tenant and the cost for same shall be included in the Operating Costs unless otherwise expressly excluded by this Lease.

Landlord warrants that, as of July 1, 2002, the Leased Premises, including all base building systems, including but not limited to HVAC system, electrical, mechanical, plumbing, sprinklers and elevators, and equipment serving it, as well as the Building and its components, will be in a proper state of repair and operation.

In the event of any glass in the Building curtain walls, doors or exterior windows of the Leased Premises being broken, unless such has been caused by the fault of Tenant, Landlord shall, at its expense, replace same forthwith.

In order to ensure the proper functioning of the Building’s systems and equipment, to perform general maintenance of the Leased Premises and to fulfil its obligations pursuant to this Lease, Landlord shall have the right to enter the Leased Premises. The Landlord shall make reasonable efforts to advise Tenant in writing at least one (1) business day in advance and to be accompanied by a representative of the Tenant for such entry. Except in cases of emergency, Landlord and Tenant shall agree upon the timing of such visit(s) in order to interfere as little as possible with Tenant’s operations. The Tenant, acting reasonably, may at times deny access to the Animal Care Facilities. Landlord will abide by all security measures imposed by Tenant

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

in the Leased Premises and shall act prudently and diligently when exercising this right. The Landlord agrees that its staff will follow the Tenant’s procedures in the event of emergency access. If the Landlord requires emergency access to deal with broken base building equipment or leaks when entering the Animal Care Facilities or the Laboratories, it must be accompanied by a representative of the Tenant.

8.05	JANITORIAL SERVICES

To provide janitorial and cleaning services to the Leased Premises and Common Areas of the Building. The Landlord shall not be responsible for any act of omission or commission on the part of any person or persons employed to clean the Leased Premises or the Building. Every business day after 6:00 p.m., Landlord shall cause the Administration and Laboratories portions of the Leased Premises (excluding the Animal Care Facilities, which will not be cleaned by the Landlord but by the Tenant) to be cleaned to the Landlord’s standard, which the Landlord may vary from time to time. The cost of any cleaning in excess of the standard cleaning services shall be paid separately by the Tenant. The personnel in charge of cleaning the Leased Premises shall ensure that all access doors to the Leased Premises will be locked at all times and will reactivate any security system installed in the Leased Premises. Landlord’s cleaning services will as of the Commencement Date include the following:

Description of services (to be performed 5 days per week (holidays excepted) except where otherwise stated):

empty the waste paper baskets;

remove non hazardous garbage;

vacuum the carpet;

wash traffic areas of the carpet four times per year;

wash the floors; wax twice yearly;

dust the furniture, the equipment, the ceiling and the fixtures;

clean the ceiling and the fixtures whenever necessary; and

clean the glass partitions;

Cleaning of equipment, windows, ceiling fixtures or lab benches will only be done under supervision of lab safety officer.

Landlord shall ensure that the interior and exterior windows of the Leased Premises are cleaned at least once per year.

The Landlord agrees that the Tenant will approve and/or train the cleaning contractors for the Laboratories.

The Landlord agrees that the Tenant can elect to clean the Leased Premises itself at its cost and in that case the Tenant’s share of the Operating Costs will not contain any cost attributable to such cleaning, but the Tenant shall promptly remit a copy of each invoice it receives from any third-party contractor for same and shall pay Landlord an amount 15% of each invoice, which payment shall accompany the invoice.

8.06	DELAYS IN PROVISION OF SERVICES

It is understood and agreed that whenever and to the extent that the any party shall be unable to fulfil, or shall be delayed or restricted in the fulfilment of any obligation (other than a financial obligation) hereunder in respect of the supply or provision of any service or utility or the doing of any work or the making of any repairs by reason of being unable to obtain the material, goods, equipment, service, utility or labour required to enable it to fulfil such obligation or by reason of any statute, law or order-in-council or any regulation or order passed or made pursuant thereto or by reason of the order or direction of any administrator, controller or board, or any governmental department or officer or other authority, or by reason of not being able to obtain any permission or authority required thereby, or by reason of any other cause beyond its control whether of the foregoing character or not, the party shall be entitled to extend the time for fulfilment of such obligation by a time equal to the duration of such delay or restriction, and the other party shall not be entitled to compensation for any inconvenience, nuisance, discomfort, direct or indirect or consequential damage or damages thereby occasioned.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

8.07	LOADING FACILITY

The Tenant shall have access to the Building loading facility in common with other occupants of the Building during normal Building operating hours and outside normal Building operating hours subject to 24 hours prior notice to the Landlord. The Tenant’s access to the loading facility shall be permitted at no charge.

8.08	BACK-UP GENERATOR

Should the Tenant require an independent back-up generator to service its operational systems the location of the back-up generator would be determined by the Landlord in its sole discretion based on its size, weight and specifications. All costs of such generator, its installation, operation and removal shall be at the expense of the Tenant.

8.09	SIGNAGE

Provided the Tenant leases, and personally occupies no less than Twenty-Five Thousand Nine Hundred Thirteen (25,913) rentable square feet and occupies the most rentable space in the Building of all the tenants in the Building, the Landlord hereby grants to the Tenant the right, during the Term of the Lease, subject to all municipal approvals and the Landlord’s approval as to size, style and location, to install at the Tenant’s expense, a single, corporate identification sign on the exterior roof parapet of the Building. Should another tenant occupy an area which exceeds that of the Tenant, then the Tenant’s signage right shall become null and void and the Tenant’s sign removed, at the discretion of the Landlord, at the Tenant’s cost. During the Term of the Lease, the Tenant shall, to the Landlord’s satisfaction, maintain the sign at its expense and shall remove the sign at its expense at the conclusion of the Term and repair any damage to the Building as a result of such installation and removal. This signage right is not transferable, is personal to the Tenant and shall become null and void and the sign removed upon the Tenant’s leasing and/or occupying less than 25,913 rentable square feet of the Building or not occupying the most rentable space in the Building of all the tenants in the Building.

8.10	LANDLORD’S WORK

The Landlord covenant’s to do the Landlord’s Work set forth in Schedule “G”.

8.11	LANDLORD’S MANAGEMENT SERVICES

Landlord shall provide to Tenant the following services. To the extent the provision of these services is standard to the Building, the costs of these services form part of Operating Costs. The Tenant shall pay the Landlord separately upon invoice for those services in excess of the standard services.

a)	Availability

The Building and its systems shall be available to Tenant at all times.

b)	Lighting

The lighting system service shall include, among other things, replacement of light bulbs, tubes, ballasts, lamps, power regulators and burned fuses as well as the cleaning of fixtures and lenses.

c)	Water

Landlord shall provide hot and cold running water in all sinks located in the Common Areas of the Building.

d)	Washroom Facilities

Landlord shall maintain the washroom facilities in the Common Areas only and provide supplies such as rolls of two-ply toilet paper, paper towels, soap, deodorisers, tampons and sanitary napkins with their respective dispensers and receptacles in such facilities.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

e)	Security Services

Landlord will maintain security services to a standard determined by the Landlord at its discretion from time to time. Upon Tenant’s request, Landlord shall provide a list of its employees and representatives that have access to the Leased Premises as part of the general maintenance service of the Building. The Tenant shall provide and keep current a written list of Tenant’s employees and contractors working from the Leased Premises. Should Tenant elect to install its own security system in the Leased Premises it may link same into the Building security system, if compatible therewith. Except in case of emergency, Landlord shall abide at all times by the security measures instituted by Tenant and the Landlord agrees that its staff will endeavour to follow the Tenant’s procedures. The Landlord acknowledges that access to the Leased Premises will be controlled by the Tenant. Tenant acknowledges that the Landlord is not the first point of contact for any emergency and agrees that it will contact the appropriate agency in such emergency.

f)	Common Areas

Landlord shall maintain the Common Areas in good order and repair, including the provision of snow removal, sand or salt spreading, appropriate directional indicators and lighting, and restricted access to areas undergoing repairs or construction. The Common Areas shall be accessible twenty-four (24) hours a day, subject to reasonable security measures and to snow removal schedules and repair, maintenance and striping programs instituted by Landlord.

g)	Access to Amenities

Tenant shall have access, in common with other tenants of the Landlord, to all amenities, services and facilities offered by Landlord at its discretion from time to time, which may include day-care centre, conference/meeting rooms, video conference centre, fitness centre and the golf course.

h)	Disruptions of Service

Prior to any disruptions of mechanical or electrical services by the Landlord, the Landlord shall make reasonable efforts to give the Tenant seventy-two (72) hours written notice.

i)	Cleanliness

The Landlord will make reasonable efforts to keep the Building free of mould and vermin and insect infestation.

9.00	TENANT’S FIXTURES

The Tenant may install its usual trade fixtures in the usual manner, provided such installation does not damage the structure of the Leased Premises or the Building and provided further that the Tenant shall have submitted detailed plans and specifications for such trade fixtures to the Landlord and obtained its written consent thereto which consent shall not be unreasonably withheld.

9.01	REMOVAL OF TENANT’S FIXTURES

Provided that the Tenant may remove his trade or tenant’s fixtures; provided further, however, that all installations, alterations, additions, partitions, and fixtures other than trade or tenant’s fixtures in or upon the Leased Premises, whether placed there by the Tenant or the Landlord, shall immediately upon such placement, be the Landlord’s property without compensation therefor to the Tenant and, except as hereinafter mentioned in this paragraph shall not be removed from the Leased Premises by the Tenant at any time either during or after the term. Notwithstanding anything herein contained, the Landlord shall be under no obligation to repair or maintain the Tenant’s installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by the Tenant or Landlord or third party; and further, notwithstanding anything herein contained, the Landlord shall have the right upon termination of this Lease by effluxion of time or otherwise or within six (6)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

months thereafter to require the Tenant to remove, or require the Tenant to pay to the Landlord the cost to remove, any installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by the Tenant or by the Landlord or a third party on behalf of the Tenant after July 1, 2002, and make good any damage caused to the Leased Premises by such installation or removal. The Landlord agrees, if it requires the Tenant to pay any removal costs, to obtain estimates from at least three (3) different contractors, of which the Tenant shall choose one to perform the work.

10.00	DAMAGE OR DESTRUCTION OF LEASED PREMISES

Provided that if during the continuation of this Lease, the Building or the Leased Premises are destroyed or damaged by any cause whatsoever, then the following provisions shall apply:

10.01	PARTIAL DAMAGE

If damage shall occur to the Building or the Leased Premises so that all or part of the Leased Premises are rendered untenantable by damage from fire or other casualty which, in the reasonable opinion of the Landlord’s architect, can be substantially repaired under applicable laws and governmental regulations within ninety (90) days from the date of such casualty (employing normal construction methods without overtime or other premium), the Landlord shall cause such damage to be repaired with all reasonable speed.

10.02	TOTAL DAMAGE

If the Building or the Leased Premises are damaged to such an extent that the Leased Premises are rendered untenantable by damage from fire or other casualty which, in the reasonable opinion of the Landlord’s architect, cannot be substantially repaired under applicable laws and governmental regulations within ninety (90) days from the date of such casualty (employing normal construction methods without overtime or other premium), then either the Landlord or Tenant may elect to terminate this Lease as of the date of such casualty by written notice delivered to the other not more than ten (10) days after receipt of such architect’s opinion (failing which the Landlord shall cause such damage to be repaired at its own expense with all reasonable speed).

10.03	OBLIGATION TO REPAIR

The Landlord’s obligation to repair as set forth in the preceding two paragraphs hereof is conditional upon the Landlord receiving adequate proceeds from policies of insurance maintained in respect of such casualties or, if such proceeds are not made available to the Landlord, the Landlord electing to obtain its own financing for such repairs. In the event that no such proceeds of insurance are available to the Landlord and if the Landlord elects not to obtain its own financing for such repairs, then the Landlord shall, by notice in writing to the Tenant delivered within ten (10) days after receipt of the opinion of the Landlord’s architect, notify the Tenant that the Lease is terminated, which termination shall be effective as of the date of such casualty. In calculating the amount of insurance proceeds available, the Landlord will be deemed to have received the deductible portion of any insurance policy.

10.04	ABATEMENT OF RENT

If the Landlord is required to repair the damage pursuant to the provisions hereof and does not elect to terminate the Lease, the Annual Rent and Additional Rent payable by the Tenant under this Lease shall be proportionately reduced to the extent that the Leased Premises are thereby rendered unusable by the Tenant in its business from the date of such casualty until completion by the Landlord of the repairs to the Leased Premises and the Building so that the Leased Premises are thereafter fully usable by the Tenant in its business.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

10.05	DAMAGE TO 50% OF BUILDING

Notwithstanding anything otherwise contained in this Lease, if fifty percent (50%) or more of the rentable area of the Building is damaged or destroyed and if, in the reasonable opinion of the Landlord’s Architect, the said rentable area cannot be rebuilt or made fit for the purposes of the tenants thereof within ninety (90) days of the date of such casualty, the Landlord may, at its option, terminate this Lease by giving notice of termination to the Tenant within thirty (30) days of the date of such casualty and the Tenant shall, with reasonable dispatch and expedition, but in any event within sixty (60) days after delivery of the notice of termination, deliver up possession of the Leased Premises to the Landlord and the rent and other payments for which the Tenant is liable hereunder shall be apportioned and paid to the date possession is so delivered up.

10.06	COMPLETION OF REPAIR

Provided that, if, upon the completion by the Landlord of any repairs required as a result of any such destruction or damage, a dispute shall arise between the Landlord and the Tenant as to whether or not the Leased Premises have been made fit for the purposes of the Tenant under this Lease, the Landlord may, at its option, terminate this Lease by giving thirty (30) days notice to the Tenant and if such notice shall be given this Lease shall, at the expiration of such period, be at an end and the Tenant shall deliver up the Leased Premises to the Landlord or whom it may appoint and the Landlord may, on demand, recover the full rental hereby reserved computed from the date on which such repairs were completed up to the date on which the Tenant is required to vacate.

11.00	LIABILITY FOR DAMAGE TO PROPERTY

In the absence of negligence or willful act or default on the part of the Landlord, its servants, agents or workmen, the Landlord shall not be liable or responsible in any way for any loss, damage or injury to any person or for any loss of or damage to any property belonging to the Tenant, to employees of the Tenant or to any other person while such property is in the Leased Premises or in the Building or in or on the surrounding, Lands and buildings owned by the Landlord, the areaways, the parking garages, the parking areas, lawns, sidewalks, reflective pools, steps, platforms, corridors, stairways or elevators whether or not any such property has been entrusted to employees of the Landlord and without limiting the generality of the foregoing, the Landlord shall not be liable for any damage to any such property caused by theft or breakage or by steam, water, rain or snow which may leak into, issue or flow from any part of the Building or from the water, steam or drainage pipes or plumbing works of the Building or from any other place or quarter or for any damage caused by or attributable to the condition or arrangement of any electric or other wiring or for any damage caused by smoke or anything done or omitted by any other tenant in the Building or for any other loss whatsoever with respect to the Leased Premises, goods placed therein or any business carried on therein.

12.00	DEFAULT OF TENANT

Provided and it is hereby expressly agreed that if and whenever the Annual Rent or Additional Rent hereby reserved or any part thereof shall not be paid on the day appointed for payment thereof, whether lawfully demanded or not, or in case of breach or non-observance or non-performance of any of the covenants, agreements, provisos, conditions or Rules and Regulations on the part of the Tenant to be kept, observed or performed, or in case the Leased Premises shall be vacated or remain unoccupied for fifteen (15) days or in case the Term shall be taken in execution or attachment for any cause whatever, then and in every such case, it shall be lawful for the Landlord thereafter to enter into and upon the Leased Premises or any part thereof in the name of the whole and the same to have again, repossess and enjoy as of its former estate, anything in this Lease contained to the contrary notwithstanding other than the proviso to this paragraph; PROVIDED that the Landlord shall not at any time have the right to re-enter and forfeit this Lease by reason of the Tenant’s default in the payment of the rent reserved by this Lease, unless and until the Landlord shall have given to the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Tenant written notice setting forth the default complained of and the Tenant shall have the right during five (5) business days next following the date on such notice to cure any such default in payment of rent. In case without the written consent of the Landlord, the Leased Premises shall be used by any other person than the Tenant or for any other purpose than that for which the same were let or in case the Term or any of the goods and chattels of the Tenant shall be at any time seized in execution or attachment by any creditor of the Tenant or if the Tenant makes any bulk sale, then in any such case this lease shall, at the option of the Landlord, cease and determine and the Term shall immediately become forfeited and void in accordance with the provisions of Section 15, RIGHT OF TERMINATION, herein.

13.00	BANKRUPTCY

Provided further that, in case without the written consent of the Landlord, the Leased Premises shall be used by any other person than the Tenant or for any other purposes than that for which the same were let or in case the Term or any of the goods and chattels of the Tenant shall be at any time seized in execution or attachment by any creditor of the Tenant or by the Tenant making any assignment for the benefit of creditors or any bulk sale or become bankrupt or insolvent or take the benefit of any act now or hereafter in force for bankrupt or insolvent debtors, or, if the Tenant is a corporation and any order shall be made for the winding up of the Tenant, or other termination of the corporate existence of the Tenant, then in any such case this Lease shall, at the option of the Landlord, cease and determine and the Term shall immediately become forfeited and void and the then current month’s rent and the next ensuing three (3) months rent and in addition, all cash allowances, tenant inducement payments and the value of any other benefit paid to or conferred on the Tenant by or on behalf of the Landlord in connection with this Lease shall immediately become due and be paid and the Landlord may re-enter and take possession of the Leased Premises as though the Tenant or other occupant or occupants of the Leased Premises was or were holding over after the expiration of the Term without any right whatever.

14.00	RE-ENTRY BY LANDLORD

The Tenant further covenants and agrees that on the Landlord’s becoming entitled to re-enter upon the Leased Premises under any of the provisions of this Lease, the Landlord, in addition to all other rights, shall have the right to enter the Leased Premises as the agent of the Tenant either by force or otherwise, without being liable for any prosecution therefor and to relet the Leased Premises as the agent of the Tenant, and to receive the rent therefor and as the agent of the Tenant, to take possession of any furniture or other property on the Leased Premises and to sell the same at public or private sale without notice and to apply the proceeds of such sale and any rent derived from reletting the Leased Premises upon account of the rent under this Lease, and the Tenant shall be liable to the Landlord for the deficiency, if any.

15.00	RIGHT OF TERMINATION

The Tenant further covenants and agrees that on the Landlord becoming entitled to re-enter upon the Leased Premises under any of the provisions of this Lease, the Landlord, in addition to all other rights, shall have the right to determine forthwith this Lease and the Term by leaving upon the Leased Premises notice in writing of its intention so to do, and thereupon, rent shall be computed, apportioned and paid in full to the date of such determination of this Lease and any other payments for which the Tenant is liable under this Lease shall be paid and the Tenant shall immediately deliver up possession of the Leased Premises to the Landlord, and the Landlord may re-enter and take possession of the same without limiting the generality of the foregoing, in addition to any other rights the Landlord may have against the Tenant, in the event the Tenant wishes to terminate this Lease early, the Tenant shall be liable for the unamortized balance of the cost of the Leasehold Improvements, amortized over the Term of the Lease on a straight line basis.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

16.00	DISTRESS

The Tenant waives and renounces the benefit of any present or future statute taking away or limiting the Landlord’s right of distress, and covenants and agrees that notwithstanding any such statute, none of the goods and chattels of the Tenant on the Leased Premises at any time during the Term shall be exempt from levy by distress for rent in arrears. In the event that the Tenant shall remove or permit the removal of any of its goods or chattels from the Leased Premises, the Landlord may within thirty (30) days thereafter and if the Tenant is in arrears of rent, seize such goods and chattels wherever the same may be found and may sell or otherwise dispose of the same as if they had actually been distrained upon the Leased Premises by the Landlord for arrears of rent.

17.00	NON-WAIVER

No condoning, excusing or overlooking by the Landlord of any default, breach or non-observance by the Tenant at any time or times in respect of any covenant, proviso or condition herein contained shall operate as a waiver of the Landlord’s rights hereunder in respect of any continuing or subsequent default, breach or non-observance, or so as to defeat or affect in any way the rights of the Landlord herein in respect of any such continuing or subsequent default or breach, and no waiver shall be inferred from or implied by anything done or omitted by the Landlord save only express waiver in writing. All rights and remedies of the Landlord in this Lease contained shall be cumulative and not alternative.

18.00	CHANGES TO BUILDING

The Landlord hereby reserves the right at any time and from time to time to make changes in, additions to, subtractions from or rearrangements of the Building including, without limitation, all improvements at any time thereon, all entrances and exits thereto, and to grant, modify and terminate easements or other agreements pertaining to the use and maintenance of all or parts of the Building and to make changes or additions to the pipes, conduits, utilities and other necessary building services in the Leased Premises which serve other premises, provided that prior to the commencement of the Term, the Landlord may alter or relocate the Leased Premises to the extent found necessary by the Landlord to accommodate changes in construction design or facilities including major alterations and relocations. The Landlord agrees that in performing such alterations, it shall do so in a manner so as to minimize any material interference with the Tenant’s use and enjoyment of the Leased Premises. The Landlord shall not have the right to relocate the Leased Premises.

19.00	SEVERANCE OF LAND

The Landlord shall have the right from time to time to sever (for purposes of sale, lease, mortgage, charge or otherwise) any part or parts of the Land or any buildings or improvements thereon, including the creation of rights-of-way, easements and parking arrangements which the Landlord deems necessary and the Tenant hereby consents to any such severance and agrees to execute, at no cost to the Landlord, any documents or consents which the Landlord may request for these purposes. If any part or parts of the Land or the buildings or improvements on the lands are so severed and are deemed by the Landlord to no longer form part of the property, such part or parts shall be excluded from the Lands and the property for the purposes of this Lease at the time designated by the Landlord and the Tenant shall when requested by the Landlord, execute, at no cost to the Landlord, a release of any interest in the Lands so excluded.

20.00	COSTS OF COLLECTION

The Tenant shall pay, as Additional Rent, all costs, expenses and legal fees (on a solicitor and his client basis) that may be incurred or paid by or on behalf of the Landlord in enforcing the covenants and provisions of this Lease.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

21.00	PROFITS AND REMEDIES BY LANDLORD

In addition to all rights and remedies available to the Landlord under the provisions of this Lease or by statute or the general law in the event of any default by the Tenant of the provisions of this Lease:

21.01	PAYMENTS TO THIRD PARTIES

The Landlord shall have the right at all times to remedy or attempt to remedy any default of the Tenant, and in so doing, may make any payments due or alleged to be due by the Tenant to third parties and may enter upon the Leased Premises to do any work or other things therein, and in any such event, all costs and expenses of the Landlord in remedying or attempting to remedy such default shall be payable by the Tenant to the Landlord forthwith upon demand as Additional Rent.

21.02	NON-PAYMENT OF ADDITIONAL RENT

The Landlord shall have the same rights and remedies in the event of any non-payment by the Tenant of any amounts payable by the Tenant under any provision of this Lease and the parking agreement as in the case of non-payment of rent and may be recovered by the Landlord as rent by any and all remedies available to the Landlord for the recovery of rent in arrears.

21.03	INTEREST ON ARREARS

The Landlord shall, if the Tenant shall fail to pay any Monthly Rent, Additional Rent or other amounts from time to time payable by it to the Landlord hereunder promptly when due, be entitled to interest on all such Annual Rent, Additional Rent and other amounts which are unpaid and overdue under this Lease and the parking agreement, such interest to be compounded monthly thereon and to be computed at a rate equal to six percent (6%) per annum in excess of the minimum lending rate to prime commercial borrowers from time to time charged by the Royal Bank of Canada or such other chartered bank as the Landlord may designate, from the date upon which such Monthly Rent, Additional Rent and other amounts was due until actual payment thereof.

22.00	NOTICE

Any notice required or contemplated by any provisions of this Lease shall be given in writing addressed, in the case of notice to the Landlord c/o Kanata Research Park Corporation, Suite 206, 555 Legget Drive, Kanata, Ontario, Canada K2K 2X3, Facsimile Number (613)591-0018 and in the case of notice to the Tenant, to it at the Leased Premises and mailed by registered mail enclosed in a sealed envelope, postage prepaid or telefaxed. The time of giving of such notice shall be conclusively deemed to be, if mailed the third (3rd) business day after the day of such mailing, if telefaxed, the next business day following the date sent as evidenced by the sender’s transmittal record. Such notice shall also be sufficiently given if and when the same shall be delivered, in the case of notice to the Landlord, to an executive officer of the Landlord, and in the case of notice to the Tenant, to him personally or to an executive officer, manager or a person who appears to be in charge, of the Tenant if the Tenant is a corporation. Such notice, if delivered, shall be conclusively deemed to have been given and received at the time of such delivery. If, in this Lease, two or more persons are named as Tenant, such notice shall also be sufficiently given if and when the same shall be delivered personally to any one of such persons. Provided that either party may, by notice to the other, from time to time, designate another address in Canada to which notices mailed more than ten (10) days thereafter shall be addressed. The word “notice” in this paragraph shall include any request, demand, direction, or statement in this Lease provided or permitted to be given by the Landlord to the Tenant or by the Tenant to the Landlord.

23.00	SUBORDINATION, POSTPONEMENT, ATTORNMENT

The Tenant shall promptly upon the written request of the Landlord, enter into an agreement:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(a)	subordinating the Term and the rights of the Tenant hereunder to any mortgage, charge, ground lease, trust deed or debenture present or future and all renewals, modifications, replacements or extensions thereof, which may affect the Leased Premises, the Property, the Lands or the Building;

(b)	agreeing that the Term hereof shall be subsequent in priority to any such mortgage, charge, ground lease, trust deed or debenture;

provided that the Tenant’s obligations under this paragraph shall be conditional upon any such mortgagee or secured party entering into a non-disturbance agreement with the Tenant under which the Tenant’s continued possession of the Leased Premises is ensured and to the effect that all of Tenant’s rights pursuant to this Lease shall be respected by them notwithstanding any act taken by the mortgagee or secured party. The Landlord shall use reasonable efforts to deliver a non-disturbance agreement to Tenant at the time the Lease is executed by the parties and from any future lender within thirty (30) days after obtaining financing from such lender.

23.01	TENANT’S RIGHT TO POSSESSION

Notwithstanding any postponement or subordination referred to herein, the Tenant acknowledges that its obligations under this Lease shall remain in full force and effect notwithstanding any action at any time taken by a mortgagee, chargee or ground lessor to enforce the security of any mortgage charge, ground lease, trust deed or debenture; provided, however, that any postponement or subordination given hereunder shall reserve to the Tenant the right to continue in possession of the Leased Premises under the terms of this Lease so long as the Tenant shall not be in default hereunder.

23.02	ATTORNMENT BY TENANT

The Tenant, whenever requested by any mortgagee (including any trustee under a deed of trust and mortgage), chargee or ground lessor, shall attorn to such mortgagee, chargee or ground lessor as a tenant upon all the terms of this Lease.

24.00	CERTIFICATE

The Tenant agrees that it will at any time and from time to time upon not less than five (5) days’ prior notice execute and deliver to the Landlord or any mortgagee of the Lands (including a deed of trust and mortgage) a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the modifications and that the same is in full force and effect as modified), the amount of the Annual Rental then being paid hereunder, the dates to which the same, by instalments or otherwise, and other charges hereunder have been paid, and whether or not there is any existing default on the part of the Landlord of which the Tenant has notice.

25.00	REGISTRATION

Tenant shall have the right, at its expense, to register its Lease. The Tenant shall be permitted to register a short form Lease or a second lease for registration purposes only which document shall not make reference to the financial terms of the Lease. The Lease shall not be registered without Landlord’s consent, which consent may not be unreasonably withheld. Landlord shall collaborate with Tenant and sign any document required to ensure that Tenant’s right under this Section are respected. Such registration shall be the responsibility of the Tenant and shall be at the Tenant’s expense. In no event may the short form lease mention the Rental to be paid for the Leased Premises. Within a reasonable delay following the expiration of the Lease, the Tenant shall, at its expense, radiate the registration of the Lease. The Landlord hereby consents to the registration of a Notice of Lease in the form attached hereto as Schedule “J”.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

26.00	PLANNING ACT

Where applicable, this Lease shall be subject to the condition that it is effective only if the Planning Act, (Ontario), as amended is complied with. Pending such compliance the Term and any renewal thereof shall be deemed to be for a total period of one (1) year less than the maximum lease Term permitted by law without such compliance.

27.00	TRANSFER BY LANDLORD

In the event of a sale, transfer or lease by the Landlord of the Building, the Lands or a portion thereof containing the Leased Premises or the assignment by the Landlord of this Lease or any interest of the Landlord hereunder, the Landlord shall, without further written agreement, to the extent that such purchaser, transferee or lessee has become bound by the covenants and obligations of the Landlord hereunder, be freed, released and relieved of all liability or obligations under this Lease incurred or arising after the date of such sale, transfer or lease.

All prepaid Annual Rent, Additional Rent and other sums paid by Tenant to Landlord in accordance with the provisions of this Lease, at the time of any sale or assignment or lease shall be given to the purchaser or the assignee or lessee and Tenant shall be released from its obligation to pay same to the purchaser or assignee or lessee. Should said third party claim from Tenant any amount duly paid by Tenant to Landlord under the provisions of this Lease, then Landlord shall hold Tenant harmless at the complete exoneration of Tenant for all costs incurred by Tenant as a result of said claim.

28.00	NO ADVERTISING OF LEASED PREMISES

The Tenant shall not print, publish, post, display or broadcast any notice or advertisement to the effect that the whole or any part of the Leased Premises are for rent, and it shall not permit any broker or other person to do so without the consent in writing of the Landlord.

29.00	TIME OF ESSENCE

Time shall be of the essence of this Lease.

30.00	LAWS OF ONTARIO

This Lease shall be deemed to have been made in and shall be construed in accordance with the Laws of the Province of Ontario.

31.00	SEVERABILITY OF COVENANTS

The Landlord and the Tenant agree that all of the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate paragraph hereof. Should any provision or provisions of this Lease be illegal or not enforceable it or they shall be considered separate and severable from the Lease and its remaining provisions shall remain in force and be binding upon the parties hereto as though the said provision or provisions had never been included.

32.00	HEADINGS

The captions appearing in the margin or the headings contained in this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of any provision hereof.

33.00	SCHEDULES

The following Schedules attached hereto form part of this Lease:

Schedule A: Lands

Schedule B: Floor Plan

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Schedule C: Rules and Regulations

Schedule D: Parking

Schedule E: Option to Renew

Schedule F: Tenant’s Work

Schedule G: Landlord’s Work

Schedule H: Additional Terms

Schedule I: Guarantee

Schedule J: Notice of Lease

34.00	LEASE ENTIRE AGREEMENT

The Tenant acknowledges that there are no covenants, representations, warranties, agreements or conditions expressed or implied, collateral or otherwise forming part of or in any way affecting or relating to this Lease save as expressly set out in this Lease and that this Lease constitutes the entire agreement between the Landlord and the Tenant and may not be modified except as herein explicitly provided or except by subsequent agreement in writing of equal formality hereto executed by the Landlord and the Tenant.

35.00	INTERPRETATION

IN THIS INDENTURE:

(a)	“herein”, “hereof”, “hereby”, “hereunder”, “hereto”, “hereinafter”, and similar expressions refer to this indenture and not to any particular paragraph, section or other portion thereof, unless there is something in the subject matter or context inconsistent therewith.

(b)	“business day(s)” means any of the days from Monday to Friday of each week inclusive unless such day is a statutory holiday or public holiday.

(c)	“normal business hours” means the hours from 8:00 a.m. to 6:00 p.m. on business days.

Failure of either party, as the case may be, to insist upon strict performance of conditions of the Lease or to exercise any right of the Lease shall not be construed as a waiver of any such condition or right, that shall remain in full force and effect.

Any reference to Tenant or to Landlord includes, where the context allows, the employees, agents, invitees and licensees of Tenant or Landlord and all others over whom Tenant or Landlord might reasonably be expected to exercise control.

The singular includes the plural, the masculine gender includes the feminine gender and vice-versa.

All legal fees that shall be incurred to write the Lease and all pertaining documents, pursuant to this Lease’s provisions shall be paid by the party who will have initiated the costs.

36.00	SUCCESSORS

This indenture and everything herein contained shall enure to the benefit of and be binding upon the respective heirs, executors, administrators, permitted successors and assigns, of the Tenant and other legal representatives as the case may be, of each and every of the parties hereto, and every reference herein to any party hereto shall include the heirs, executors, administrators, permitted successors, assigns and other legal representatives of such party, and where there is more than one tenant or there is a female party or a corporation, the provisions hereof shall be read with all grammatical and gender changes thereby rendered necessary and all covenants shall be deemed joint and several.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

37.00	JOINT AND SEVERAL COVENANT

If more than one person executes this Lease as Tenant, each such person shall be bound jointly and severally with the other(s), waiving the benefit of division and discussion, for the fulfilment of all of the obligations of Tenant hereunder.

38.00	PARTIES AND REPRESENTATIVES

Each party and all persons acting for the party, in making a determination, designation, calculation, estimation, conversion, allocation or consent under the Lease, will act reasonably and each accountant, architect, engineer, surveyor, or other professional employed or retained by a party will be members in good standing of his or her respective professional orders and will act in accordance with the applicable principles and standards of his or her profession.

39.00	CONSENTS

The signatories of this Lease acknowledge that they are duly entitled to bind the party they represent herein.

40.00	PUBLICITY

Landlord is not authorised to publicize the conclusion of the present transaction without Tenant’s consent. Should Landlord so desire, the text of any publication shall first be approved by Tenant.

41.00	PAYMENTS

All money payable by either party to the other pursuant to this Lease, including Annual Rent, Additional Rent and Allowance shall be net of all taxes on goods and services and sales tax, provincial or federal. At the agreed date of payment, the payor shall pay the amount of taxes applicable pursuant to any law then in force in addition to the amount payable, it being understood that neither party shall directly or indirectly benefit or profit from same.

42.00	FACSIMILE

All parties agree that the reproduction of signatures by way of telecopying device will be treated as though such reproduction were executed originals and each party undertakes to provide the other with a copy of the Lease bearing original signatures within a reasonable time after execution thereof.

43.00	CONFIDENTIALITY

The Tenant and the Landlord agree that this Lease is and shall remain at all times confidential. Consequently, any other related or inherent documents shall be treated in a strict and confidential manner and shall not be duplicated or discussed except for necessary and usual steps in order to conclude this leasing transaction.

(THIS SPACE INTENTIONALLY LEFT BLANK)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

IN WITNESS WHEREOF the parties hereto have hereunto affixed their corporate seals duly attested to by the hands of their proper signing officers authorized in that behalf.

SIGNED, SEALED AND DELIVERED	)
in the presence of:	) KANATA RESEARCH PARK
) CORPORATION
)
)
	) Per:	/s/ Raymond G. Leclair LL.B.
	)Name:	Raymond G. Leclair LL.B.
	) Title:	General Counsel c/s
) I have the authority to bind the corporation.
)

) COLEY PHARMACEUTICAL GROUP
) LIMITED
)
)
	) Per:	/s/ Robert Forrester
	)Name:	Robert Forrester
	)Title:	Secretary c/s
)
	) Per:	/s/ Robert Bratzler
	)Name:	Robert Bratzler
	) Title:	President
)
) I/We have the authority to bind the corporation.

The Indemnitor has read and agrees to be bound by all of the provisions of this Lease including Schedule “I”.

SIGNED, SEALED AND DELIVERED
in the presence of:	)
) COLEY PHARMACEUTICAL
) GROUP INC.
)
	) Per:	/s/ Robert Bratzler
	)Name:	Robert Bratzler
	) Title:	President
)
) I/We have the authority to bind the corporation.
)
) Address for Notice:
)
)
)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

SCHEDULE “A”

LEGAL DESCRIPTION

Firstly:         PIN 04517-0820

Part of Block 4 on Plan 4M-642, designated as Parts 2, 3 and 4 on plan 4R-14329 formerly City of Kanata, now in the City of Ottawa,

Secondly:     Part of PIN 04517-0770

Part of a Forced Road, also being a Quarter Sessions Road, known locally as Sandhill Road being Part of Lot 9 Concession 4, designated as Part 6 on Plan 4R-14329, as closed by bylaw N460212 formerly City of Kanata, now in the City of Ottawa.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

SCHEDULE “B”

1st FLOOR PLAN

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

SCHEDULE “B2”

2nd FLOOR PLAN

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

SCHEDULE “C”

RULES AND REGULATIONS

The Tenant and its invitees and employees shall observe the following rules and regulations (as added to, amended or modified from time to time by the Landlord).

1.	The sidewalks, entrances, elevators, stairways, passageways, shipping areas and corridors of the Building shall not be obstructed or used for any other purpose by the Tenant than for ingress and egress to and from the Leased Premises; the Tenant shall not place or allow to be placed in such areas or facilities any waste paper, garbage, refuse or anything that shall tend to make them appear unclean or untidy.

2.	The Tenant and its employees shall use washrooms only for the purpose for which they were designed and nothing shall be placed in toilets that might cause them to block.

3.	Between peak periods, the elevators will be used for transporting passengers only and during these periods no large parcels or items of equipment will be permitted on the elevators. Peak periods are between 8 a.m. and 10 a.m. in the morning, between 12 noon and 2 p.m. in the afternoon and between 4 p.m. and 6 p.m. in the evening.

4.	The Tenant shall make arrangements with the Landlord ahead of time when elevators are to be used for carrying freight or furniture, etc.. Elevators must not be used for this purpose until the Landlord has given its consent and the elevator cabs have been properly protected.

5.	The Landlord’s janitors shall be permitted prompt access to the Leased Premises for the purpose of cleaning the office areas thereof.

6.	The Tenant shall not make any noise which might disturb other tenants and no animals or bicycles or other vehicles shall be brought into the Leased Premises or the Building.

7.	The Leased Premises shall not be used as overnight sleeping accommodation, for public sales nor for entertaining purposes.

8.	The Tenant shall make arrangements with the Landlord ahead of time if any public meeting is to be held in the Leased Premises and the meeting shall not be held until the Landlord’s written consent is obtained.

9.	The Tenant shall make arrangements with the Landlord ahead of time to install any business machines, electric appliances, etc. and these installations will not be made until the Landlord’s consent is obtained.

10.	Windows will not be left open so as to admit rain or snow.

11.	The Tenant will not alter any existing locks nor will any additional locks or similar devices be attached to any door or window.

12.	Keys or other devices which are made available to the Tenant for the purpose of providing access to the exterior doors of the Building shall not be duplicated and shall be returned to the Landlord immediately upon termination of the Lease.

13.	All adjustments to mechanical equipment such as thermostats, radiators, diffusers, etc. shall be made by the Landlord’s staff and no one else.

14.	If the Tenant wishes to install any drapes or blinds in any of the windows on the exterior of the Building or on any window of the Leased Premises facing the interior of the Building, the Landlord’s prior written consent must be obtained and further the drapes or blinds installed must conform to a uniform colour which the Landlord may at its absolute discretion establish.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

15.	The Tenant shall not place anything next to or have displayed in the windows of the Leased Premises facing into the Common Areas so as to visible therein, without the prior written consent of the Landlord.

16.	No admittance by the Tenant or its agents is permitted on the roof or equipment rooms of the Building.

17.	It shall be the responsibility of the Tenant to prevent any person from throwing objects out of windows or into the ducts or stairwells of the Building, and the Tenant shall pay for any cost, damage or injury resulting from any such acts.

18.	The Tenant shall provide adequate receptacles for garbage, refuse and waste paper and all such garbage, refuse and waste paper shall be placed in such containers. The Leased Premises shall be kept in a tidy, healthy and clean condition.

19.	The Tenant shall not bring upon the Leased Premises any safes, heavy equipment, motors or any other thing which might overload floors or damage the Leased Premises or the Building.

20.	The Landlord may require that all persons entering and leaving the Building at any time other than normal business hours satisfactorily identify themselves and register in books kept for the purpose, and may prevent any person from entering the Leased Premises unless provided with a key thereto and a pass or other authorization from the Tenant in a form satisfactory to the Landlord, and may prevent any person removing any goods therefrom without written authorization. Tenant shall, upon paying the Landlord’s standard deposit therefor, be provided magnetic cards giving access to the main entrance of the Building and to its elevators and keys to the Leased Premises

21.	The Tenant shall not use or keep inflammable materials in the Leased Premises.

22.	The Landlord shall not be responsible for any theft, loss or damage to vehicles parked therein whatsoever, or for any injury to the Tenant or others in or on the parking facilities whether or not parking charges are imposed.

23.	The Landlord shall have the right to establish rules and regulations governing the use of the parking facilities from time to time and the Tenant hereby agrees to observe and abide by all such rules and regulations.

24.	All moving of the Tenant’s chattels and trade fixtures and other fixtures from or to the Leased Premises shall be performed after business hours and shall be supervised by the Landlord, its agents or a security guard all at the Tenant’s expense.

25.	Smoking is prohibited in all Common Areas of the Building.

The foregoing rules and regulations, as from time to time amended, are not necessarily of uniform application, but subject to 7.02 may be waived in whole or in part in respect of other tenants without affecting their enforceability with respect to the Tenant or the Leased Premises. There is no obligation on the Landlord to enforce the rules and regulations, and the Landlord shall not be liable by reason of their non-enforcement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

SCHEDULE “D”

PARKING

1.	During the Term the Landlord hereby agrees to allow the Tenant to park Three (3) vehicles per One Thousand (1,000) rentable square feet of Leased Premises, in the parking facilities located on the Lands (“parking facilities”). The Tenant shall not be called upon to pay rent for such parking rights. The Landlord shall provide two (2) designated parking stalls for the duration of the Term on a 24 hour/7 day a week basis, however, the Tenant shall be respectful of snow removal requirements.

2.	The Landlord shall not be responsible for any theft, loss or damage to the Tenant’s vehicles whatsoever, or for injury to the Tenant or others in the parking facilities.

3.	The Landlord shall have the right to establish rules and regulations governing the use of the parking facilities from time to time and the Tenant hereby agrees to observe and abide by all such rules and regulations.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

SCHEDULE “E”

OPTION TO RENEW

1. Provided the Tenant is not in default under the terms of the Lease, the Tenant shall have an option to renew this Lease for one (1) further term of Five (5) years at an Annual Rent to be agreed upon by the Landlord and Tenant and based on market rates for similar premises in a similar retail/office environment having access to a large business park complex of Class A type buildings, which option to renew is to be exercised by the Tenant by notice in writing to the Landlord not later than six (6) months prior to the expiration of the Term. The Tenant may at its cost provide an independent valuation of the market rates to the Landlord for its consideration.

If the parties are unable to agree upon the Annual Rent for the term of the renewal period, the dispute shall be submitted to a single arbitrator to be agreed upon by the parties, provided that if a single arbitrator cannot be agreed upon by the parties hereto within ten (10) days after the appointment of a single arbitrator has been requested by one of the parties in writing, then the dispute shall be referred to a board of three arbitrators, one to be appointed by each of the Landlord and the Tenant and a third arbitrator to be appointed by the first two arbitrators in writing; and if either the Landlord or the Tenant shall refuse or neglect to appoint an arbitrator within ten (10) days after the other party shall have appointed an arbitrator and shall have served a written notice upon the party so refusing or neglecting to appoint an arbitrator requiring such party to make such appointment, then the arbitrator first appointed shall, at the request of the party appointing him, proceed to hear and determine the dispute as if he were a single arbitrator appointed by both the Landlord and the Tenant for that purpose. If two arbitrators are so named within the time prescribed and they do not agree within a period of ten (10) days upon the appointment of the third arbitrator, then upon the application of either the Landlord or the Tenant, the third arbitrator shall be appointed by a Judge of the Ontario Court (General Division). The determination which shall be made by the said arbitrators or a majority of them, or by the single arbitrator, as the case may be, shall be final and binding upon the parties hereto and the costs of the arbitration and remuneration of the arbitrator(s), shall be paid by the losing party or in the event one party is not wholly liable to the other in proportion to the finding of liability of each party to the other. The provisions of this paragraph shall be deemed to be submission to arbitration within the provisions of The Arbitration Act of Ontario and any statutory modification or re-enactment thereof; provided that any limitation on the remuneration of arbitrators imposed by such legislation shall not have application to any arbitration proceeding commenced pursuant to this paragraph.

2. Any renewal pursuant to this proviso shall be on the same terms and conditions contained in this Lease except) there shall be no additional right of renewal, no allowance for Tenant’s Work, and no Free Rent period.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

SCHEDULE “F”

TENANT’S WORK

The Tenant shall construct and install its own leasehold improvements (hereinafter collectively referred to as “the work”) at its own expense upon the Leased Premises and where expressly indicated in this Schedule elsewhere in the Building. The electrical, plumbing, mechanical, structural and sprinkler work must be performed by contractors approved by the Landlord in writing. The work must be conducted in accordance with the following terms and conditions:

1.	All plans necessary to build Tenant’s Work shall be produced by architectural and engineering firms that shall be chosen, hired, paid by Tenant and approved by the Landlord (the “Final Plans”). Prior to the commencement of Tenant’s Work, Tenant shall submit to Landlord for its approval its Final Plans. Landlord, acting reasonably, agrees to give its comments or to approve the Final Plans within ten (10) business days following their submission. If required, Tenant shall have a further delay of five (5) business days to respond to Landlord’s comments. The Final Plans shall then be approved by Landlord within five (5) business days. If Landlord fails to approve the Final Plans within the said delay, it shall be deemed to have approved them. Prior to the commencement of the work the Tenant shall present to the Landlord the names and addresses of all contractors and/or subcontractors which the Tenant intends to use in the performance of the work and evidence that all such contractors and/or subcontractors are licensed by the Municipality in which the work is to be performed. The Tenant shall apply for building permit at the Tenant’s expense and the Tenant shall not commence any work until the permit has issued. The Tenant shall copy the Landlord on all correspondence to and from the Tenant respecting the building permit.

2.	All of the work shall be performed in accordance with all applicable laws, ordinances, rules, regulations and codes.

3.	The Tenant covenants that it will not suffer or permit during the Term of the work any construction or other liens for work, labour, services or material ordered by him or for the cost of which may be in any way obligated to attach to the Leased Premises or the Building or the Lands and that whenever and so often as any such liens shall attach or claims therefor shall be filed, the Tenant shall within twenty (20) days after the Tenant has notice of the claim for lien, procure the discharge thereof by payment or by giving security or in such manner as in or may be required or permitted by law.

4.	All work performed by the Tenant or its contractors shall be subject to inspection by and reasonable supervision of the Landlord.

5.	The Tenant shall pay to the Landlord $160,000.00 as a tenant fit-up supervision fee (the “Fee”). The Fee shall be delivered to the Landlord upon the execution of the Lease at which time the Landlord will deliver existing Building Plans to the Tenant. The Tenant shall also be responsible for the costs of having the Landlord’s architects and engineers review the Tenant’s drawings, plans and specifications.

6.	The Tenant’s architect shall be responsible for the review of the construction drawings and specifications with respect to separation and egress at the Tenant’s sole expense.

7.	The Tenant shall provide to the Landlord prior to the commencement of the work a certified true copy of the certificates of insurance or insurance policies which shall cover the following:

a)	comprehensive general liability insurance in the joint names of the Tenant, Property Manager and Landlord with limits of not less than Five Million Dollars ($5,000,000.00) inclusive per occurrence for bodily injury, death and damage to property including loss of use thereof with a property damage deductible of Five Hundred Dollars ($500.00). This insurance shall be maintained continuously from the commencement of the work until such time as the Landlord confirms in writing to the Tenant that the work is complete; and

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

b)	Tenant’s Legal Liability Insurance for the Leased Premises which policy shall not allow subrogation claims by the insurer against the Landlord, and Property Manager.

8.	Upon acceptable completion of the work to applicable laws, ordinances, rules, regulations and codes, the Tenant shall provide the Landlord with:

a)	a Statutory Declaration stating that the Tenant has met all its obligations to its contractors, subcontractors and suppliers;

b)	evidence of compliance with the requirements of the Province of Ontario with regard to Workmen’s Compensation insurance including payments due thereunder;

c)	waivers of lien rights from all contractors, subcontractors and suppliers; and

d)	if requested by the Landlord, copies of all contracts, subcontracts, invoices and any other documentation which evidences the cost of the work.

9.	If Tenant’s Work is performed by Landlord or its agents, then Landlord shall seek at least three (3) tenders from each trade so as to ensure that its prices are competitive with those of the local construction market.

10.	The Tenant shall provide the Landlord upon the Landlord’s written request, with true copies of all information, documentation and material, which includes evidence of payment, in respect of the acquisition by purchase or otherwise, delivery, installation, set-up, construction, improvement and/or receipt of the Leasehold Improvements, including, but without limiting the generality of the foregoing, purchase orders, change orders, back charges, permits, licences, authorizations or consents, work orders, contracts or other agreements with any third party, summary of any unwritten agreements, correspondence of what ever nature, government’s, court’s, or other authority’s requests and/or orders, guarantees and/or warranties, operation manuals and/or instructions, all in respect of the Leasehold Improvements, whether chattels or fixtures, affixed to the Leasehold Premises or not, equipment, construction or decorating materials or services of any nature, whether Landlord’s Work or Tenant’s Work (collectively the “Disclosure Documents”). The Tenant shall at all times keep the Landlord apprised of any agreements, negotiations, discussions or Tenant’s Work. The Tenant, upon the Landlord’s request, shall deliver a duly executed affidavit to the effect that it has provided the landlord with all Disclosure Documents, that none have been modified or otherwise dealt with as to impact their effect and provided all information in relation thereto which the Landlord would deem material.

11.	The Landlord hereby acknowledges the Tenant’s Work will include inter alia:

a)	the installation of a fresh-air intake system and an exhaust system dedicated to chemical dust, fumes and gases installed with approval from the Ontario Ministry of the Environment (“MOE”) to ensure that the discharge is not re-ingested by Building air intake;

b)	the installation of a cage washer to be installed over a pit on the ground floor;

c)	the removal of large sections of the base building grid and the removal of some ventilation components to install inter alia emergency generators, HVAC units and the acid waste plumbing system; and

d)	a lighting system for the Animal Care Facilities that is on a controllable timer;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

e)	ventilated storage space measuring approximately 10 ft. by 12 ft. on the ground floor of the Leased Premises for the Tenant’s use to store gas cylinders and the waste by-products of the Materials, subject to the approval of the Landlord acting reasonably and of all authorities having jurisdiction.

f)	Separate ventilation system that is capable of supplying approximately 18,200 to 24,300 cfm to the 8,100sf of vivarium space. The Objective is to achieve 15-20 air changes per hour of non-recirculated air.

a.	Space for a supply air unit, to be located on West side of structure. Space also for exhaust fan(s) located to avoid air reingestion.

b.	Duct shaft approximately 4’x4’ from roof to ground floor

c.	Removal and or relocation of some existing ventilation components

d.	Gas supply on roof (metered)

e.	Electrical supply (metered)

f.	Operate 24/7

g.	Ventilation previously supplied to vivarium space to be re-allocated to North West section of ground floor (wet lab space)

g)	Separate ventilation system that is capable of supplying approximately 10,000 to 17,000 cfm to the 11,000sf of wet lab space on the ground and second floor. The Objective is to achieve between 6-10 air changes per hour of non-recirculated air. This system will likely provide general room exhaust as well as exhaust for fume hoods.

a.	Space for a supply air unit, size comparable with existing units, to be located on West side of structure. Space also for exhaust fan(s) located to avoid reingestion.

b.	Removal and or relocation of some existing ventilation components

c.	Utility shaft approximately 4’x4’ from roof to the 2nd and ground floor

d.	Operate 24/7

e.	Gas supply on roof (metered)

f.	Electrical supply (metered)

h)	The Tenant shall obtain Certificate of Approval (Air) from the Ontario Ministry of Environment for the installation of emergency generator; vivarium and wet laboratory exhaust systems. The exhaust air must be discharged at a height that is sufficient to penetrate the boundary air layer of the building. Either Strobic air-type fans, without a stack, or conventional fans and a stack would be installed. The stack height is likely to be about 15 feet.

i)	Installation of acid waste plumbing system to service the vivarium and wet lab space and subject to a use study a dilution tank.

a.	installation of special PVC sewer lines on 1st and 2nd floor to be tied into sanitary systems

b.	If a dilution tank is deemed necessary could be located below grade close to where sanitary line exists the building near loading dock (South side) or above grade with a lift pump. NOTE: Coley’s studies do not involve using significant volumes of concentrated acids

j)	Floor drains in vivarium space and wet lab space.

a.	Trench and install sewer lines

k)	The building is currently equipped with a 750KVA transformer that can satisfy loads up to 9 w/sf. A high tech tenant with equipment could experienced peak loads of 7.5 w/sf while the average office space tenant may have a peak load of 5 w/sf. Subject to a load review CPG may have total connected loads of between 15 - 20 w/sf, the peak demand load is yet to be established.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

a.	To meet peak demand loads, may require installation of 1000KVA transformer

b.	Short power disruption after hours

l)	100 KVA back up generator (size to be reviewed)

a.	to be located at rear of building or on roof, would prefer rear of building near loading dock

b.	size to be approx 8’L x 3.5’W x 5’H diesel or gas fired if not used for life safety systems.

m)	may require additional hot and cold water supply. Subject to use review may require 2x250 gallon gas fired tanks

a.	access to main water supply (metered)

b.	Gas supply (metered)

c.	Vent location to vent gas to roof or wall mounted vent

d.	Connect to water supply grid

n)	Steam generator

a.	Water supply (metered)

b.	Gas supply (metered)

c.	Venting to roof (subject to review)

o)	Demolition and/or relocation of existing wall, ceiling grid structure, sprinkler system, electrical systems, ventilation systems, floor coverings, and fixtures.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

SCHEDULE “G”

LANDLORD’S WORK

The Landlord has completed at its sole expense and in a good and workmanlike manner the following work which completed the Leased Premises to Base Building Standard condition (the “Landlord’s Work”). All of the Landlord’s Work was performed of a nature and quality consistent with first-class office space finishes:

(a)	demise the Leased Premises with insulated walls constructed of drywall on metal studs with sound attenuation blankets, from the floor to the underside of the structural slab, taped and sanded. The exterior walls are to be fully insulated;

(b)	install T-bar ceiling with clean acoustical ceiling tiles to open concept;

(c)	install fluorescent light fixtures supplied and installed in grid to open concept;

(d)	install sprinklers to open concept;

(e)	provide smooth concrete floors ready to receive carpeting or tiles; install Building standard HVAC to open concept only; 2 1/2 watts per square foot occupant load, direct digital control VAV box; zone control to maximum of 1,000 square feet; final distribution to suit Tenant’s layout to be part of the Leasehold Improvements;

(f)	provide capped cold water supply and sewage services to the core.

(g)	provide Building standard suite entrance door and Building standard hardware and lockset, upgrades at Tenant’s cost.

(h)	access provided to main building; card access to suite at Tenant’s cost.

All of the Landlord’s Work has conformed to the Ontario Building Code and regulations of any other authorities having jurisdiction.

Landlord shall ensure that at all times the Building (including the HVAC System and all other base building systems serving the Leased Premises as well as all improvements installed or built by Landlord), are in conformity with all laws and applicable regulations then in force with which the Landlord must comply. However, Tenant shall be responsible, at its expense, for any changes or modifications made by Tenant or specifically required as a result of Tenant’s operations in the Leased Premises after the Occupancy Date. Landlord shall also be responsible for paying any and all fines or penalties assessed by any public authority if the Leased Premises fails to meet appropriate standards during the Term with respect to items for which Landlord is responsible as set forth under this Lease.

As of the Commencement Date, Landlord warrants that all base building systems serving the Leased Premises are in conformity with the above provisions

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

SCHEDULE “H”

ADDITIONAL TERMS

RIGHT OF FIRST REFUSAL

Provided the Tenant continuously and promptly pays the Annual and Additional Rent hereunder and fulfils its other obligations under the Lease, the Landlord hereby agrees, that if at any time during the Term, premises in the Building become vacant and available for lease, and the Landlord is in receipt of a bona fide offer to lease from a third party (“3rd Party Offer”) for all or a part of such premises (“Additional Space”), provided the Tenant is not then in default under the Lease prior to accepting such Offer, the Landlord shall first offer to lease the Additional Space to the Tenant by delivering notice, in writing, setting out the terms and conditions of the 3rd Party Offer and the Tenant shall have the right within two (2) business days of its receipt of such notice, to deliver to the Landlord written notice of its election to lease the Additional Space upon the same terms and conditions of the Lease, except for the rent, additional rent, tenant inducements or allowances, if any, and free-rent, if any, which shall be those contained in the 3rd Party Offer. The notice given by the Tenant to the Landlord, shall constitute a binding offer to lease and the Landlord and Tenant shall proceed diligently to amend the Lease in order to include the Additional Space and the terms and conditions related to it. If the Tenant does not so elect, the Landlord shall be free to, but not obligated to, lease the Additional Space to the third party.”

OPTION TO EXPAND

Whether or not Tenant exercises its rights of first refusal on Additional Premises, Tenant shall have a right of first offer to lease any space in the Building which is or shall become available for leasing by the Landlord as a discrete leased premises, subject to a prior notice of five (5) business days to that effect given by Tenant to Landlord (the “Vacant Premises”).

Throughout the Term, at Tenant’s request, Landlord shall give Tenant a detailed list of all spaces then available for rent in the Building.

Should Tenant exercise its right to expand leasing of the Vacant Premises shall be under the terms and conditions of this Lease which shall apply mutatis mutandis. including the expiration date of the Term, the Allowance except for the Annual Rent rate which shall the annual rent rate then being offered by the Landlord for the subject premises, Free Rent Period, which shall be a portion of the Free Rent Period under this Lease in the proportion that the remaining period of the Term bears to the original Term and the value of all monetary inducements which as of the commencement of the term for the Vacant Premises shall be an amount per square foot equal to the value of the inducements under this Lease at the Commencement Date per square foot on a per month basis over the initial Term, multiplied by the remaining months of the Term. The Letter of Credit posted by the Tenant shall be increased by the proportion that the total rent under this Lease including the rent for the Vacant Premises then is to the total rent prior to the leasing of the Vacant Premises by the Tenant. Any inducements payable to the Tenant shall be paid in the same manner and corresponding times as the original inducements under this Lease. The Tenant shall have a period of one (1) months following vacant possession of the Vacant Premises, to construct its improvements in the Vacant Premises free of Annual Rent and Additional Rent for the Vacant Premises.

REVIEW OF INDEMNITY AGREEMENT

The Landlord agrees that on or after the fifth anniversary of the commencement of the Lease, upon written request of the Tenant, to review and consider the release of the Indemnitor, provided that the Lease is in good standing, the Tenant has never been in default under the terms of the Lease and the Letter of Credit remains in good standing as security for the Tenant’s obligations under this Lease. The release may be partial or complete and on such terms and conditions as the Landlord, acting reasonably, determines.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

LEASEHOLD IMPROVEMENT SUPERVISION FEE PRE-PAYMENT

Following the Landlord’s written request the Tenant shall, upon substantial completion of the Tenant’s Work, provide the Landlord with copies of all invoices and proof of payment of such invoices for the leasehold improvement.

FUTURE EXPANSION OR LEASEHOLD IMPROVEMENTS

For greater certainty, the reduced rate of the supervision fee for the Tenant’s Work only applies to the initial tenant fit-up of the Lease Premises and any work to the Leased Premises thereafter shall be subject to Paragraph 7.19 – Alterations, Etc. of the Lease. The Landlord will consider a request by the Tenant for a reduced supervision fee on any future work upon presentation of the specific details of the proposed work and in view of the status of the Lease and any remaining Term at the time of the request.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

SCHEDULE “I”

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT is dated

BETWEEN:

KANATA RESEARCH PARK CORPORATION

(“Landlord”)

FIRST PARTY,

- and -

COLEY PHARMACEUTICAL GROUP INC.

(“Indemnitor”)

SECOND PARTY

In order to induce Landlord to enter into the lease (the “Lease”) dated and made between Landlord and Coley Pharmaceutical Group Ltd., as Tenant, and for good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, Indemnitor hereby makes the following indemnity and agreement (“Indemnity”) with and in favour of Landlord:

1.	Indemnitor hereby agrees with Landlord that at all times during (i) the Term, (ii) any extension or renewal thereof, and (iii) any other period when Tenant is in possession of the Premises, Indemnitor shall be bound to Landlord for the performance of all the obligations of Tenant under the Lease, and Indemnitor’s liability shall be that of a direct and primary obligor, and, in this regard, Indemnitor shall: (a) make due and punctual payment of all Rent, loan repayments, moneys, charges and other amounts of any kind whatsoever due and payable under the Lease by Tenant, whether to Landlord or to any other Person and whether the Lease has been disaffirmed, disclaimed, terminated or surrendered; (b) effect prompt and complete performance of all the terms, covenants and conditions contained in the Lease on the part of Tenant to be kept, observed and performed; and (c) promptly indemnify and save Landlord harmless from and against any and all Claims arising out of any failure by Tenant to observe or perform any of the terms, covenants and conditions contained in the Lease on the part of Tenant to be kept, observed and performed.

2.	Indemnitor hereby expressly acknowledges and agrees that this Indemnity is absolute and unconditional and the obligations of Indemnitor shall not be released, discharged, mitigated, impaired or affected (whether or not Indemnitor has notice thereof or is a party thereto) by: (a) any extension of time, indulgences or modifications which Landlord extends to or makes with Tenant in respect of the performance of any of the obligations of Tenant under the Lease; (b) any waiver by or failure of Landlord to enforce any of the terms, covenants, agreements, stipulations, provisos, conditions and Rules and Regulations contained in the Lease; (c) any Transfer of the Lease or all or any part of the Premises by Tenant or by any Transferee, or by any trustee, receiver, receiver-manager or liquidator; (d) any Change of Control of Tenant or of any Transferee; (e) any consent which Landlord gives to any Transfer or Change of Control; (f) any relocation, expansion or reduction of the Premises and any changes to the Lease resulting therefrom; (g) any amendment, modification or variation to the Lease (whether such amendment, modification or variation is made between Landlord and Tenant, or between Landlord and any Transferee); (h) any waiver by Tenant or any Transferee of any of its rights under the Lease; (i) any Alterations in, to or for the Premises or any part thereof; (j) the expiration of the Term or termination of the Lease; (k) any overholding by Tenant of the Premises or any part thereof; (l) any renewal or extension of the Lease pursuant to any option or right of Tenant or otherwise, it being understood and agreed that this Indemnity shall extend throughout the Term, as renewed or extended; (m) any loss of, or any loss in respect of, any security received or intended to have been received by Landlord from Tenant or any other Person, whether or not occasioned or contributed to by or through the act, omission, default or neglect of Landlord or those for whom Landlord is in law responsible; (n) any act, omission, default, or neglect of Landlord or any other Person whereby (i) Tenant (or any one or more persons comprising Tenant) or (ii) Indemnitor (or any one or more Persons comprising Indemnitor) is released or has its (or their) obligations under the Lease or this Indemnity, as the case may be, discharged, mitigated, impaired or affected in any way whatsoever; or (o) any person or future statute or any existing or any common law

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

under which (i) Tenant (or any one or more Persons comprising Tenant) or (ii) Indemnitor (or any one or more Persons comprising Indemnitor) is released or has its (or their) obligations under the Lease or this Indemnity, as the case may be, discharged, mitigated, impaired or affected in any way whatsoever. Nothing but payment and satisfaction in full of all Rent and the due performance and observance of all terms, covenants and conditions on the part of Tenant to be paid and performed under the Lease shall release Indemnitor from its obligations under the Lease or this Indemnity, as the case may be.

3.	Indemnitor hereby expressly waives notice of the acceptance of this Agreement and any notice of nonperformance, nonpayment or nonobservance on the part of Tenant of any of the terms, covenants and conditions contained in the Lease. Without limiting the generality of the foregoing, any notice which Landlord desires to give to Indemnitor shall be sufficiently given if addressed to Indemnitor and delivered to the Premises, or, if mailed by prepaid registered or certified post addressed to Indemnitor at the premises, and every such notice is deemed to have been given on the day it was delivered, or, if mailed, seventy two (72) hours after it was mailed. Indemnitor may designate by notice in writing a substitute address for that set forth above and thereafter notices shall be directed to such substitute address. If two or more persons are named as Indemnitor, any notice given hereunder or under the Lease shall be sufficiently given if delivered or mailed in the foregoing manner to any one of such Persons.

4.	In the event of default by Tenant under the Lease, Indemnitor expressly acknowledges and agrees that Landlord may proceed directly against Indemnitor, and in this regard Indemnitor waives any right to require Landlord first to (a) proceed first against Tenant or any other Indemnitor, guarantor or person or pursue any rights or remedies against Tenant or any other Indemnitor, guarantor or person with respect to the Lease, (b) proceed against or exhaust any security of Tenant held by Landlord, or (c) pursue any other remedy available to Landlord under the Lease, in equity or at law. Landlord has the right to enforce this Indemnity regardless of the acceptance or additional security from Tenant and regardless of any release or discharge of Tenant by Landlord or by others or by operation of any law.

5.	Without limiting any other provision contained in the Indemnity the liability of Indemnitor under this Indemnity shall continue in full force and effect and shall not be, or be deemed to have been, waived, released, discharged, impaired or affect by reason of the release or discharge of Tenant in receivership, bankruptcy, winding up or other creditors’ proceedings, or the rejection, disaffirmance, disclaimer, termination or surrender (whether or not accepted by Landlord) of the Lease pursuant to any statute or otherwise, and shall continue with respect to the periods prior thereto and thereafter, for and with respect to the Term as if the Lease had not been rejected, disaffirmed, disclaimed, terminated or surrendered, and in furtherance hereof Indemnitor agrees, on such rejection, disaffirmance, disclaimer, termination or surrender (collectively, “Surrender”), that Indemnitor shall at the option of Landlord and upon written request from Landlord, immediately execute a Lease (the “New Lease”) with Landlord for the Premises between Landlord as landlord and Indemnitor as Tenant. Such New Lease shall be prepared by Landlord at Indemnitor’s expense and shall contain the same terms and conditions contained in the Lease which would apply to and be enforced for that portion of the Term which by the original terms of the Lease would have remained unexpired at the date of such Surrender except that (a) the Term of the New Lease shall commence at the date of such Surrender and expire on the date on which the Lease would have expired if it had run its full Term without default by Tenant and without such Surrender, (b) Indemnitor (as tenant) shall accept the Premises in an “as is” condition as of the date on which Landlord exercises its right to require Indemnitor to enter into such New Lease, and (c) Landlord shall have no obligation under such New Lease to pay or provide to Indemnitor (as tenant) any allowance, concession or inducement of any nature, or pay or provide any Fixturing Period, or do or perform any Landlord’s Work in, to or for the Premises. In addition to such New Lease, Indemnitor shall immediately execute any other documents, prepared by Landlord at Indemnitor’s expense, that Landlord requires in connection therewith. The liability of Indemnitor shall not be affected by any repossession of the Premises by Landlord, provided, however, that any net payments received by Landlord after deducting all costs and expenses, including, without limitation, all professional, consultant and legal fees (on a solicitor and his/her own client basis) of repossessing and reletting the Premises shall be credited from time to time by Landlord against the indebtedness of Indemnitor hereunder, and Indemnitor shall pay any balance owing to Landlord from time to time immediately upon demand therefor.

6.	No action or proceedings brought or instituted under this Indemnity and no recovery in pursuance thereof shall be a bar or defence to any further action or proceeding which may be brought under this Indemnity by reason of any further default hereunder or in the performance and observance of any of the terms, covenants and conditions contained in the Lease.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

7.	No modification of this Indemnity shall be effective unless such modification is in writing and is executed by both Indemnitor and Landlord.

8.	If Indemnitor is a corporation, it shall not, directly or indirectly, change, or permit to be changed, the effective voting control thereof from that existing as of the date of the commencement of the Fixturing Period, or, if none, as of the Commencement Date, and, if Indemnitor is a partnership, joint venture or co-tenancy, it shall not change, or permit to be changed, the Persons comprising the partnership, joint venture or co-tenancy as of the date of commencement of the Fixturing Period or, if none, as of the Commencement Date, without in either case obtaining Landlord’s prior written consent in each and every instance, which consent may be unreasonably withheld.

9.	If more than one individual, corporation, partnership or other business association (or any combination of them) executes this Indemnity as Indemnitor, the liability of each such individual, corporation, partnership or other business association hereunder is joint and several. In like manner, if Indemnitor named in this Indemnity is a partnership or other business association, the members of which are by virtue of statutory or common law subject to personal liability, the liability of each such member is joint and several. If two or more Persons are named as an Indemnitor in this Indemnity, the release of one or more of such Persons does not release any remaining Person named as an Indemnitor in this Indemnity.

10.	All debts, obligations and liabilities (collectively “Liabilities”) of Tenant to Indemnitor, present and future, are hereby assigned to Landlord and postponed to all the Liabilities of Tenant to Landlord. All money, property and other benefits received by Indemnitor from Tenant shall be received in trust for Landlord and, forthwith upon receipt thereof, Indemnitor shall pay it or them to Landlord on account of any outstanding obligations of Tenant to Landlord.

11.	Indemnitor shall be bound by any account settled between Landlord and Tenant.

12.	This Indemnity constitutes the complete agreement between Indemnitor and Landlord, and none of the Parties hereto shall be bound by an representations or agreements made by any Person which would in any way reduce or impair the obligations of Indemnitor other than any which are expressly set out herein, or in any modification of this Indemnity in writing and executed by both Indemnitor and Landlord.

13.	All terms, covenants and conditions of this Indemnity extend to and are binding on Indemnitor, his, her or its heirs, executors, administrators, successors and assigns, as the case may be, and enure to the benefit of and may be enforced by Landlord, its successors and assigns, as the case may be, and by a Mortgagee or other encumbrancer of all or any part of the Centre referred to in the Lease. The obligations of Indemnitor shall not be affected by the death or incapacity of Indemnitor.

14.	The words “Mortgagee”, “Claims”, “Landlord”, “Tenant”, “Person”, “Rent”, “Term”, and “Premises” and all other words and phrases used in this Indemnity that are defined in the Lease are used in this Indemnity as so defined unless otherwise defined in this Indemnity, or the context otherwise requires.

15.	Indemnitor shall, without limiting the generality of the foregoing, be bound by this Indemnity in the same manner as if Indemnitor were Tenant named in the Lease. Indemnitor acknowledges that it has received a true copy of the Lease and is familiar with the terms, covenants and conditions contained therein.

16.	Wherever in this Indemnity reference is made to either Landlord or Tenant, the reference is deemed to apply also to the respective heirs, executors, administrators, successors and assigns of the Landlord or of Tenant, as the case may be, named in this Lease. Any assignment by Landlord of any of its interest in the Lease operates automatically as an assignment to such assignee of the benefit of this Indemnity.

17.	This Indemnity shall be construed in accordance with the laws of the Jurisdiction.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

18.	Indemnitor acknowledges the suggestion of Landlord that, before executing this Indemnity, Indemnitor should obtain independent legal advice.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Indemnity.

SIGNED, SEALED AND DELIVERED

In the presence of

KANATA RESEARCH PARK
CORPORATION
(Landlord)
c/s

Bronwen A. Heins
[print full name]

President
[title]
I have the authority to bind the corporation.

c/s

[print full name]

[title]
I have the authority to bind the corporation.

(r/s)
Witness	(Indemnitor)
[print full name]

(r/s)
Witness	(Indemnitor)
[print full name]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

SCHEDULE “J”

NOTICE OF LEASE

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

DATED the 26th day of June, 2002

BETWEEN:

KANATA RESEARCH PARK CORPORATION

OF THE FIRST PART

AND:

COLEY PHARMACEUTICAL GROUP LTD.

OF THE SECOND PART

AND:

COLEY PHARMACEUTICAL GROUP INC.

OF THE THIRD PART

L E A S E

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

KANATA RESEARCH PARK CORPORATION AND

COLEY PHARMACEUTICAL GROUP LTD. AND

COLEY PHARMACEUTICAL GROUP INC.

1.00 LEASED PREMISES	1
1.01 ADDITIONAL DEFINITIONS	2
2.00 TERM	2
2.01 INABILITY TO GIVE OCCUPANCY	2
2.02 EARLY OCCUPANCY	2
2.03 OVERHOLDING	3
3.00 RENT - Basic Rent	3
3.01 MONTHLY RENTAL	3
3.02 ADDITIONAL RENT	3
3.03 ESTIMATED ADDITIONAL RENTALS	3
3.04 DEFICIENCY OF ADDITIONAL RENT	4
3.05 EXCESS OF ADDITIONAL RENTAL INSTALLMENTS	4
3.06 PRO-RATING OF ADDITIONAL RENT	4
3.07 PREPAYMENT OF ADDITIONAL RENT	4
3.08 DISPUTE AS TO AMOUNT OF ADDITIONAL RENT	4
3.09 POST-DATED CHEQUES	4
3.10 ADVANCE RENTAL	5
3.11 MANNER AND PLACE OF PAYMENT OF RENT	5
3.12 DEFAULT	5
3.13 ACCRUAL OF RENT	5
3.14 NET LEASE	5
3.15 LETTER OF CREDIT	5
4.00 TENANT’S BUSINESS TAX	6
4.01 LANDLORD’S BUSINESS TAX	6
4.02 TAX ON TENANT’S LEASEHOLD IMPROVEMENTS	7
4.03 PROPERTY TAX	7
4.04 ALLOCATION OF TAX	7
4.05 SEPARATE SCHOOL TAXES	7
4.06 TAX APPEAL	7
4.07 CAPITAL TAX	8
5.00 OPERATING COSTS	8
5.01 ALLOCATION OF OPERATING COSTS	8
5.02 FULL OCCUPANCY	9
5.03 USE OF ELECTRICITY	9
5.04 METERS	9
6.00 ASSIGNING OR SUBLETTING	9
6.01 REQUEST TO ASSIGN OR SUBLET	10
6.02 LANDLORD’S RIGHT TO CANCEL	10
6.03 ASSIGNMENT AGREEMENT	10
6.04 CONSENT NOT TO RELEASE TENANT	10
6.05 CHANGE IN CORPORATE CONTROL	10
6.06 NOTICE OF CHANGE OF CONTROL	11
6.07 COST OF CONSENT	11
7.00 TENANT’S COVENANTS	11
7.01 TENANT REPAIRS	11
7.02 RULES AND REGULATIONS	12
7.03 USE OF PREMISES	12
7.04 INCREASE IN INSURANCE PREMIUMS	12
7.05 CANCELLATION OF INSURANCE	13
7.06 OBSERVANCE OF LAW	13
7.07 WASTE AND OVERLOADING OF FLOORS	13
7.08 INSPECTION	13
7.09 INDEMNITY TO LANDLORD	14
7.10 DAMAGE BY TENANT	14
7.11 TENANT INSURANCE	15
7.12 NO ABATEMENT OF RENT	15
7.13 EXHIBITING PREMISES	16
7.14 SIGNS	16
7.15 NAME OF BUILDING	16
7.16 KEEP TIDY	16
7.17 DELIVERIES	16
7.18 NOTICE OF DAMAGE	16
7.19 ALTERATIONS, ETC	16
7.20 CONSTRUCTION LIENS	17
7.21 SECURITY	17
7.22 HAZARDOUS SUBSTANCES	17
7.23 TENANT’S WORK	19

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

8.00 LANDLORD’S COVENANTS	19
8.01 QUIET ENJOYMENT	19
8.02 TAXES, ETC.	19
8.03 HEATING AND AIR-CONDITIONING	19
8.04 REPAIR OF STRUCTURE	20
8.05 JANITORIAL SERVICES	21
8.06 DELAYS IN PROVISION OF SERVICES	21
8.07 LOADING FACILITY	22
8.08 BACK-UP GENERATOR	22
8.09 SIGNAGE	22
8.10 LANDLORD’S WORK	22
8.11 LANDLORD’S MANAGEMENT SERVICES	22
9.00 TENANT’S FIXTURES	23
9.01 REMOVAL OF TENANT’S FIXTURES	23
10.00 DAMAGE OR DESTRUCTION OF LEASED PREMISES	24
10.01 PARTIAL DAMAGE	24
10.02 TOTAL DAMAGE	24
10.03 OBLIGATION TO REPAIR	24
10.04 ABATEMENT OF RENT	24
10.05 DAMAGE TO 50% OF BUILDING	25
10.06 COMPLETION OF REPAIR	25
11.00 LIABILITY FOR DAMAGE TO PROPERTY	25
12.00 DEFAULT OF TENANT	25
13.00 BANKRUPTCY	26
14.00 RE-ENTRY BY LANDLORD	26
15.00 RIGHT OF TERMINATION	26
16.00 DISTRESS	27
17.00 NON-WAIVER	27
18.00 CHANGES TO BUILDING	27
19.00 SEVERANCE OF LAND	27
20.00 COSTS OF COLLECTION	27
21.00 PROFITS AND REMEDIES BY LANDLORD	28
21.01 PAYMENTS TO THIRD PARTIES	28
21.02 NON-PAYMENT OF ADDITIONAL RENT	28
21.03 INTEREST ON ARREARS	28
22.00 NOTICE	28
23.00 SUBORDINATION, POSTPONEMENT, ATTORNMENT	28
23.01 TENANT’S RIGHT TO POSSESSION	29
23.02 ATTORNMENT BY TENANT	29
24.00 CERTIFICATE	29
25.00 REGISTRATION	29
26.00 PLANNING ACT	30
27.00 TRANSFER BY LANDLORD	30
28.00 NO ADVERTISING OF LEASED PREMISES	30
29.00 TIME OF ESSENCE	30
30.00 LAWS OF ONTARIO	30
31.00 SEVERABILITY OF COVENANTS	30
32.00 HEADINGS	30
33.00 SCHEDULES	30
34.00 LEASE ENTIRE AGREEMENT	31
35.00 INTERPRETATION	31
36.00 SUCCESSORS	31
37.00 JOINT AND SEVERAL COVENANT	32
38.00 PARTIES AND REPRESENTATIVES	32
39.00 CONSENTS	32
40.00 PUBLICITY	32
41.00 PAYMENTS	32
42.00 FACSIMILE	32
43.00 CONFIDENTIALITY	32
SCHEDULE “A”	34
SCHEDULE “B”	35
SCHEDULE “B2”	36
SCHEDULE “C”	37
SCHEDULE “D”	39
SCHEDULE “E”	40
SCHEDULE “F”	41
SCHEDULE “G”	45
SCHEDULE “H”	46
SCHEDULE “I”	48
SCHEDULE “J”	52

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.